The registrant is submitting this draft offering statement for non-public review pursuant to

Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.

As submitted to the Securities and Exchange Commission on December 20, 2018

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 20, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

American Hospitality Properties Fund IV, Inc.

Up to $50,000,000 in Shares of Common Stock

American Hospitality Properties Fund IV, Inc. is a newly organized Delaware corporation, formed to invest in, either directly or through special principal entities and joint ventures, limited and upscale select service hotels in the United States.

We are externally managed by Phoenix American Hospitality, LLC, or our Manager, which is also our sponsor.  Our principal office is: American Hospitality Properties Fund IV, Inc., 5950 Berkshire Lane, Suite 850, Dallas, Texas 75225; telephone number (214) 750-2967.

We are offering up to $50,000,000 of our shares of common stock (the “Shares”) to the public at $10.00 per Share, an amount that was arbitrarily determined by our Manager, until 12 months after commencement of this offering. Thereafter, the per Share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal the sum of our net asset value, or NAV, divided by the number of Shares outstanding as of the end of the prior fiscal quarter (NAV per Share). The $10.00 per Share or the NAV per Share, as applicable, is referred to in this Offering Circular as the “Transaction Price.” The minimum investment in shares of our common stock for initial purchases is 500 Shares, or $5,000 based on the current Transaction Price.

In addition, our sponsor has committed to purchase an aggregate of 25,000 Shares from us at $10.00 per Share in a private placement, 2,500 of which have been purchased as of the date of this Offering Circular, 10,000 of which will be purchased on a date not later than the date on which we raise and accept at least $1,000,000 in this offering and the other 12,500 of which will be purchased upon the termination of this offering. We expect to offer shares of our common stock in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.

Investing in our Shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7 to read about the more significant risks you should consider before buying our Shares.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Shares.

	Per Share	Total Minimum		Total Maximum

Public Offering Price(1)	$10.00	$1,000,000.00	(2)	$50,000,000.00
Selling Commissions(3)	$0.95	$95,000		$4,750,000.00
Proceeds to Us from this Offering to the Public (Before Expenses)	$9.05	$905,000	(2)	$45,250,000
Proceeds to Us from the Private Placement to our Sponsor (Before Expenses)	$10.00	$125,000		$250,000.00
Total Proceeds to Us (Before Expenses)	$-	$1,030,000		$45,500,000

(1)	The price per Share shown was arbitrarily determined by our Manager. See “Risk Factors—Risks Related to an Investment in American Hospitality Properties IV, Inc.—The price of the Shares may not reflect the value of your investment.”

(2)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds until we have raised at least $1,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be held in a non-interest bearing escrow account. If we do not raise $1,000,000 within 12 months, we will cancel the offering, return all amounts in the escrow fund to the investors and release all investors from their commitments. See “How to Subscribe.”

(3)	We will offer our Shares on a best efforts basis primarily by broker-dealers (the “Selling Group Members” and, collectively, the “Selling Group”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The dealer manager of this offering is JCC Advisors, LLC (the “Dealer Manager”). The Dealer Manager will receive a selling commission equal to 2.5% of the purchase price of the Shares sold by Selling Group Members (the “Total Sales”) and the Selling Group Members will receive selling commissions (together with the Dealer Manager’s commissions, the “Selling Commissions”) in an amount up to 6.0% of the Total Sales. This amount will be reduced to the extent the Company negotiates a lower commission rate with a Selling Group Member and the commission rate will be the lower agreed upon rate. The Selling Group will also receive a non-accountable marketing and due diligence allowance equal to 1.0% of the Total Sales. The total aggregate amount of commissions, allowances, expense reimbursements and placement fees (the “Selling Commissions and Expenses”) for sales of Shares made by the Selling Group will not exceed 9.5% of the Total Sales. The Company will be responsible for paying all Selling Commissions and Expenses. We will reimburse our Manager for organization and offering costs, which are expected to be approximately $1,250,000, including up to $250,000 that may be used as a non-accountable marketing and due diligence allowance. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

This Offering Circular follows the Offering Circular disclosure format.

The date of this Offering Circular is December __, 2018

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with Securities and Exchange Commission (the “SEC”), using a continuous offering process. Periodically, as we make material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Our Manager and those selling Shares on our behalf in this offering will be permitted to make a determination that the purchasers of Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.stockholder.gov.

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INVESTMENT CRITERIA

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers”. In order to be a “qualified purchaser,” a purchaser of Shares must satisfy one of the following:

(1)       Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Shares may not be more than 10% of the greater of:

(a)       If you are a natural person:

i.       your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii.       your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the Shares will not exceed 10% of your individual or joint income in the current year.

(b)       If you are not a natural person,

i.       your revenue, as of your most recently completed fiscal year end; or

ii.       your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and fiduciary directly or indirectly provides funds for the purchase of the Shares; or

(2)	Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii.	individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.	a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

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ii.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a Share;

iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited stockholders;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix.	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited stockholders.

(c)	In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such stockholder is not a “qualified purchaser” for purposes of Regulation A.

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OFFERING CIRCULAR SUMMARY

The following summary highlights information continued elsewhere in this Offering Circular and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. To understand this offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest in our Shares. References to “we,” “us” “our” or “the Company” refer to American Hospitality Properties Fund IV, Inc., a Delaware corporation.

Securities Offered:	We are offering up to $50,000,000 in shares of our common stock (the “Shares”). The Shares will be sold at the then-current Transaction Price. The minimum purchase is five hundred (500) Shares ($5,000, based on the $10.00 initial Transaction Price). See “Description of Capital Stock” and “Our Manager and the Management Agreement.”

Issuer:	We are a recently organized entity formed for the purpose of purchasing, either directly or through special purpose entities and joint ventures, limited and upscale select service hotels in the United States (collectively, the “Properties”).

Properties – Description:

The Company intends to use the offering proceeds of this offering (the “Offering Proceeds”) to acquire the Properties. There are no limitations on the number or size of Properties to be acquired by the Company or the percentage of Offering Proceeds that may be invested in a single Property. We are a development stage company and currently have no operations. As of the commencement of this offering, the Company has not identified any Properties for acquisition. The total number of Properties acquired by the Company will be determined in the sole discretion of the Manager and will depend, in part, on the number of Shares that are sold by the Company in this offering, the real estate market and financing conditions and other circumstances outside the control of the Company and the Manager.

The Company’s primary strategy will be to identify and acquire Properties which provide a value added opportunity for the Company. The Company currently intends to seek Properties that have one or more of the following characteristics: (i) select service hotels affiliated or anticipated to be affiliated with a premium brand with a national and/or international reservations system, (ii) current or projected cash flow in an amount equal to at least a 9% return on the Company’s investment, (iii) provide a “value-add” opportunity through a combination of expense management and revenue improvement, (iv) located in an established area, (v) favorable location, such as in a high growth area or an area with relatively few competing properties, and (vi) purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. The Company may acquire Properties that do not meet one or more of these criteria. See “Description of the Business.”

Properties – Acquisition:	The Company intends to purchase the Properties from unaffiliated sellers. The terms of the purchase and sale agreements are not currently known. It is anticipated that the Company will own the Properties through special purpose entities (the “SPEs”); however, the Company may purchase some of the Properties together with joint venture partners and the Company may acquire long-term ground lease interests.

Properties – Financing:	The Company anticipates that it will enter into financing arrangements with various third party lenders to acquire the Properties. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Properties. The terms of the loans to acquire the Properties will vary. It is anticipated that the loans will have short terms and will require balloon payments at the end of the loan term. The Company will not incur any recourse indebtedness.

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Property Operations:	The Company intends to hold and operate each Property for approximately five years.

Properties – Operation:	It is anticipated that the Properties will be operated by PAH Management, LLC, a Delaware limited liability company (the “Operator”), which is an affiliate of the Manager. The Operator is entitled to receive a fee in an amount up to 3% of gross revenues from each Property the Operator manages (the “Hotel Management Fee”). As of the date of this Memorandum, the Operator manages the operations at 18 hotels located across eight states. If PAH Management, LLC is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager. See “Experience of PAH Management, LLC.”

Properties – Sale:	After the Properties are held for investment, the Company intends to sell the Properties for the best price obtainable. In the event that any Property is owned by joint venture partners, the decision to sell such Property may depend on decisions made by, and actions taken by, such persons or entities. In the event that a Property is sold, refinanced or otherwise disposed of within one year of the termination date of this offering, the Company may reinvest the proceeds.

Company Objectives:	The principal objectives of the Company will be to (i) preserve the stockholders’ capital investment, (ii) realize income through the acquisition, operation and sale of the Properties, (iii) make distributions to our stockholders from cash generated by operations, and (iv) within approximately five years after the termination date of this offering, enable our stockholders to realize a return on their investment through (a) liquidating our assets and distributing cash to our stockholders, (b) merging with a public entity to provide our stockholders with either cash or liquid securities or (c) combining with other entities managed by the Manager to create a publicly traded REIT. THERE IS NO ASSURANCE THAT ANY OF THESE OBJECTIVES WILL BE ACHIEVED.

Manager:	Phoenix American Hospitality, LLC, a Delaware limited liability company, is the Manager of the Company and will manage and control the Company’s affairs. The mailing address of the Manager is 5950 Berkshire Lane, Suite 850, Dallas, Texas 75225 and their telephone number is (214) 750-2967. See “The Manager.”

Manager Commitment:	The Manager will commit an amount of at least $250,000 to the Company, $25,000 of which has been committed as the date of this Offering Circular, $100,000 of which will be payable at the initial closing of this offering and the other $125,000 will be payable upon the termination of this offering.

Experience of the Manager:	The Manager was formed in May 2009 and currently manages five other funds. The founder and chief executive officer of the Manager is W.L. “Perch” Nelson. The management team has an aggregate of over 165 years of experience in the acquisition, ownership and management of hotels and commercial properties. See “The Manager.”

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Compensation to the Manager and its Affiliates:

The Manager and its affiliates are entitled to receive substantial fees, compensation and distributions as set forth below. The percentage of such fees that will be attributable to the Company will be equal to the Company’s percentage interest in the SPE making the applicable payment.

(1)     The Manager or an affiliate will be entitled to receive an Acquisition Fee in an amount up to 3% of the gross purchase price of each Property from the SPE acquiring the Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition.  The Manager will also be reimbursed for customary acquisition expenses (including expense relating to potential acquisitions that are not closed), such as legal fees and expenses, costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate properties.

(2)     The Manager will be entitled to receive a quarterly Asset Management Fee equal to an annualized rate of up to 1% of gross revenues received by the Company from the Properties.

(3)     The Manager or an affiliate will be entitled to receive a Construction Management Fee from the applicable SPE in an amount equal to 4% of the value of any construction or repair at a Property.

(4)     The Manager or an affiliate will be entitled to receive a Financing Fee from the SPE financing the Property in an amount up to 1%, of the amount of any financing or refinancing obtained by the SPE or an affiliate with respect to the Property. In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however, that the sum of the Financing Fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained.

(5)     The Manager or an affiliate will be entitled to receive a Disposition Fee from the SPE disposing of the Property in an amount up to 1%, of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. The disposition fee is subordinated to the receipt by the investors of distributions sufficient to provide a return of the Gross Investment Amount (as defined below). Any broker fee in an amount up to 1% of the gross sales price of the Properties due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its Disposition Fee.

(6) After our stockholders have received, together as a collective group, aggregate distributions sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price (the “Gross Investment Amount”), (ii) an 8% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 20% of our distributions and (iii) a 12% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 40% of our distributions. In addition, upon the liquidation of our assets, a merger or our combination into a publicly-traded entity, we will pay the Manager an incentive fee equal to 15% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by the Company to our stockholders from inception until the date such value is determined exceeds (b) the sum of our stockholders’ Gross Investment Amount and the amount of cash flow necessary to generate a 15% per year cumulative, non-compounded return on our stockholders’ Gross Investment Amount from our inception through the date the value of our Shares is determined.

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(7)     The Manager be entitled to be reimbursed for organization and offering expenses associated with this offering. Organization and offering expenses include the legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by the Company (primarily the travel, meal and lodging costs if registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers, legal fees of the Dealer Manager and promotional items.

See “Compensation to the Manager and its Affiliates.”

Use of Proceeds:	The proceeds of this offering, coupled with proceeds from anticipated financings, will be primarily used to acquire the Properties. See “Estimated Use of Proceeds.”

Minimum Purchase:	A minimum purchase of 500 Shares ($5,000, based on the $10.00 initial Transaction Price) will be required. See “Plan of Distribution – Capitalization.”

Distributions:	The principal objectives of the Company include the intent to make distributions to our stockholders, which, in the Manager’s discretion, may be funded from Offering Proceeds. The Company intends to make regular monthly cash distributions. The Company intends to begin making distributions to the stockholders beginning with the first full month after the acquisition of the first Property. See “Description of Capital Stock-Distribution Policy.” THERE CAN BE NO ASSURANCE THAT THIS OBJECTIVE WILL BE ACHIEVED.

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RISK FACTORS

The purchase of Shares is speculative and involves substantial risk. It is impossible to predict accurately the results to a stockholder of an investment in the Company because of the recent formation of the Company and general uncertainties in the real estate and financing markets and the hotel industry.

This Offering Circular contains forward-looking statements that involve risks and uncertainties. These statements are only predictions and are not guarantees. Actual events and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “anticipate,” “plan,” “estimate,” “believe,” “potential,” or the negative of such terms or other comparable terminology. The forward-looking statements included herein are based upon the Manager’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Although the Manager believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors discussed below. Any assumptions underlying forward-looking statements could be inaccurate. Purchasers of Shares are cautioned not to place undue reliance on any forward-looking statements contained herein.

You should consider carefully the following risks, and should consult with your own legal, tax, and financial advisors with respect thereto. You are urged to read this entire Offering Circular and any Offering Circular supplements before investing in the Company.

Risks Related to an Investment in American Hospitality Properties Fund IV, Inc.

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this Offering Circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $100,000 in cash. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Shares.

Because no public trading market for your Shares currently exists, it will be difficult for you to sell your Shares and, if you are able to sell your Shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require the Company to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the Company to list our Shares for trading on a national securities exchange by a specified date. There is no public market for our Shares and we currently have no plans to list our Shares on a stock exchange or other trading market. Until our Shares are listed, if ever, you may not sell your Shares unless the buyer meets the applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your Shares promptly or at all. If you are able to sell your Shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Shares, you should purchase our Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The price of the Shares may not reflect the value of your investment.

The Manager has established the offering price of our Shares. The offering price for our Shares bears no relationship to our book or asset value, or any other criteria for valuing outstanding Shares. The offering price of our Shares should not be regarded as an indication of the value of our Shares were they to be resold or of the ultimate value of the assets that we have or will acquire, as such values may be less than the offering price.

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of the Properties and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents do not prohibit us from paying distributions from any source, including borrowings or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in Properties and the number of Properties that we invest in and the overall return to our stockholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets, this will affect our ability to generate cash flows from operations in future periods. There can be no assurance that cash distributions will, in fact, be made or, if made, that those distributions will be made when anticipated.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the hotel real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by any economic slowdown and downturn in real estate asset values and property sales. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur can reduce the volume of potential investments. These economic conditions have resulted in and could continue to result in a general decline in acquisition and disposition activities. In addition, these conditions have led and could continue to lead to a decline in property sales prices as well as a decline in funds invested in existing real estate assets and properties planned for development.

During an economic downturn, it may also take longer for us to dispose of the Properties or the selling prices may be lower than originally anticipated. As a result, the carrying value of the Properties may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened. These negative general economic conditions could continue to reduce the overall amount of sale activity in the hotel real estate industry, and hence the demand for our services.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our stockholders and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit facilities, the lenders under those agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

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We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager’s real estate professionals, including W.L “Perch” Nelson, its Founder and Chief Executive Officer, to identify suitable investments. Other Phoenix American entities also rely on Mr. Nelson for investment opportunities. To the extent that our Manager’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive. The more Shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this Offering Circular prior to the date you subscribe for our Shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of the Operator. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Phoenix American sponsored programs, all of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, where we acquire properties prior to the start or during the early stages of redevelopment, it will typically take several months to complete construction and commence operations. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and acquisition of Properties would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any Properties that we may acquire, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this Offering Circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in limited and upscale select service hotels. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Manager does not have as strong an economic incentive to avoid losses as do sponsors or managers who have made significant equity investments in their companies.

Our Manager has committed to invest an aggregate of only $250,000 in us through the purchase of 25,000 of our Shares at $10.00 per Share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our Manager for our organization and offering expenses, our Manager will have little exposure to loss in the value of our Shares. Without this exposure, our stockholders may be at a greater risk of loss because our Manager does not have as much to lose from a decrease in the value of our Shares as do those sponsors who make more significant equity investments in their companies.

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Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12-month period (although we may raise capital in other ways). We expect the size of the Properties that we will acquire will average about $10 million to $15 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of Properties, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of Properties that we make. In that case, the likelihood that any single Property’s performance would adversely affect our profitability will increase. Your investment in our Shares will be subject to greater risk to the extent that we lack a diversified portfolio of Properties. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our Manager’s or Operator’s financial health could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates, including the Operator, as well as our Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Manager’s or Operator’s financial condition could hinder our Manager’s or Operator’s ability to successfully manage our operations and our Properties.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction or series of transactions, providing liquidity to our stockholders within approximately five years from the completion of this offering, our charter does not require our board of directors to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five years from the termination of this offering. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets and the economic conditions in areas in which the Properties are located. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient stockholder purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

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Third party financing may be required to fund working capital requirements.

To the extent funds for working capital are not available from operations, the Company may be required to seek additional loans for capital improvements and other working capital needs. The Company has not received a commitment from any third party to make such future loans, if needed, and there can be no assurance that such loans can be arranged or what the terms of any such borrowings would be. In addition, it is anticipated that the loans obtained to acquire the Properties will restrict the ability of the borrowers to obtain secondary financing.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including corporations, bank and insurance company investment accounts, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to acquire Properties.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the acquisition of real estate assets. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for our Properties, our profitability will be reduced and you may experience a lower return on your investment.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer of our Manager, Mr. Nelson, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Nelson or other executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our stockholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

The assets, affairs and business of the Company will be managed under the direction of our Manager. Our stockholders do not elect or vote on our Manager, and have only limited voting rights on matters affecting our business and, therefore, limited ability to influence decisions regarding our business.

Our stockholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our stockholders will have voting rights only with respect to certain matters, primarily relating to amendments to our charter, the election of directors and the liquidation of the Company. Each outstanding Share entitles the holder to one vote on all matters submitted to a vote of stockholders. Generally, matters to be voted on by our stockholders must be approved by a majority of the votes cast by all Shares present in person or represented by proxy. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Additionally, we are not required to have (i) a board of directors of which a majority consists of "independent" directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of stockholders that plan on making relatively small investments. An inability to attract such stockholders may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

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Maintenance of our exemption from the Investment Company Act of 1940 imposes limits on our operations, which may adversely affect our operations.

The Company will accept 100 or more stockholders. The Investment Company Act requires that any issuer that is beneficially owned by 100 or more persons and that owns certain securities be registered as required under the Investment Company Act. The Manager believes that, because the Company will be purchasing the Properties directly or through wholly-owned subsidiaries, the ownership of the Properties will not be deemed to be securities for purposes of the Investment Company Act. However, because one or more of the Properties may be acquired together with a joint venture partner, it is possible that such Properties will not qualify as real estate acquisitions for purposes of the Investment Company Act. Although the Manager intends to cause more than 55% of the Company’s assets to be direct investments in real estate in order for the Company to qualify for exemption from the Investment Company Act, it is possible that the Company may not be able to qualify for one or more of the exemptions under the Investment Company Act. If the Company fails to qualify under one of the exemptions or exclusions from the Investment Company Act, the Company will have to register under the Investment Company Act. In the event the Company is required to register under the Investment Company Act, the returns to our stockholders will likely be significantly reduced.

Risks Related to Compliance and Regulation

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of Properties, which could severely affect the value of our Shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Compliance with the Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the “ADA”), public accommodations must meet certain federal requirements related to access and use by disabled persons. Facilities initially occupied after January 26, 1992 must comply with the ADA. When a building is being renovated, the area renovated, and the path of travel accessing the renovated area, must comply with the ADA. Further, owners of buildings occupied prior to January 26, 1992 must expend reasonable sums, and must make reasonable efforts, to make practicable or readily achievable modifications to remove barriers, unless the modification would create an undue burden. This means that so long as owners are financially able, they have an ongoing duty to make their property accessible. The definitions of “reasonable,” “reasonable efforts,” “practicable” or “readily achievable” are site-dependent and vary based on the owner’s financial status. The ADA requirements could require removal of access barriers at significant cost, and could result in the imposition of fines by the federal government or an award of damages to private litigants. Attorneys’ fees may be awarded to a plaintiff claiming ADA violations. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on the Company. While the Manager will attempt to obtain information with respect to compliance with the ADA prior to investing in a Property, there can be no assurance that ADA violations do not or will not exist at a specific Property. If other violations do exist, there can be no assurance there will be funds available to pay for any necessary repairs.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liabilities on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our Manager provides asset management and other services to other funds. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, the Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our Shares. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

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The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The management agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager and its affiliates. This risk is increased by the Manager being controlled by Mr. Nelson, who participates, or expects to participate, directly or indirectly in other offerings by our Manager and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager and/or its affiliates are offering, and may continue to offer, other real estate investment opportunities, including additional blind pool equity offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	the Manager and/or its affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or Share in any of the profits return fees or compensation from any other business owned and operated by the Manager and/or its other affiliates for their own benefit;

•	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

•	the Manager and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our stockholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Accordingly, we and our stockholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to the management agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to our stockholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

Our Manager and the Operator may be entitled to receive compensation regardless of the profitability of the Company.

Our Manager and the Operator are entitled to receive certain significant fees and other significant compensation, payments and reimbursements regardless of whether the Company operates at a profit or a loss. In addition, the amount of compensation paid to the Manager and its affiliates will vary for each Property. See “Compensation to the Manager and its Affiliates.”

The hotel management agreements may limit the liability of the Operator to the Company.

The Operator and its agents and employees may not be liable to the Company for errors of judgment or other acts or omissions as set forth in any hotel management agreement(s) the terms of which are unknown. A successful claim for such indemnification would deplete the Company’s assets by the amount paid.

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Risks Related to Our Properties

Our Properties will be subject to the risks typically associated with real estate.

Our Properties will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) hotel rooms in the areas where particular properties are located and the attractiveness of particular properties to prospective guests;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each Property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of income that can be generated net of expenses required to be incurred with respect to the Property. Many expenditures associated with the Properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the Properties.

Our concentration on premium select service hotel assets may leave our profitability vulnerable to a downturn or slowdown in this sector.

If less than all of the Shares are sold by the termination date of this offering, the number of Properties may be limited and, as a result, the Properties may not be diversified. A limited number of Properties would place a substantial portion of the funds invested in a limited amount of geographical locations, some or all of which may have the same property-related risks. In addition, the Company has no plans to acquire any properties or investments other than the Properties. Thus, even if the maximum offering amount is sold, the Company will only have limited diversification as to the types of assets it owns. If any events negatively affect the areas in which the Properties are located, the performance of the Properties may be adversely affected and, as a result, the Company’s returns could be lower than as set forth in the projections prepared by the Manager. A more diversified investment portfolio would not be impacted to the same extent upon such an occurrence.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

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Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

The lack of audited results of operation from the seller of a Property could result in inaccurate financial projections.

Although the Company intends to obtain audited results of operation for the Properties prior to acquisition, the Company may not be able to obtain such information. In such event, the Company will rely on unaudited financial information provided by the sellers of the Properties. Thus, it is possible that information relied upon by the Company with respect to the acquisition of a Property may not be accurate.

The lack of current reports from the seller of a Property could result in undisclosed liabilities.

Although the Company intends to obtain current property condition reports, title reports, appraisals and environmental reports for the Properties prior to acquisition, the Company may not be able to obtain such reports. In such cases, there will be less certainty regarding the condition of the Properties and the risk of acquiring the Properties will be increased. In the event that the Properties require repairs or improvements, the Company may not have sufficient funds to complete such repairs or improvements. The Company will only establish limited reserves. If the Company is required to expend amounts for repairs or improvements to the Properties, the return to our stockholders will be negatively impacted.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our Properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our Properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

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The Properties could be subject to construction defects which could reduce the returns on the investment.

Some of the Properties may be subject to construction defect claims that only reveal themselves over time. The Company may have remedies under state law as well as under any warranties from the contractors for the construction work. If the warranties do not cover all the expenses associated with any construction defects that may arise, the Company could be liable for the expenses associated with correcting the construction defects. If work is required to cure any construction defects, it is likely that the reserves established by the Company will be insufficient to pay for such work. Accordingly, the presence of construction defects could adversely affect the financial performance of the Company.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire Properties that are under development or construction. Properties in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a Property or loss of our investment. We also must rely on income and expense projections and estimates of the fair market value of a Property upon completion of construction when agreeing upon a purchase price at the time we acquire the Property. If our projections are inaccurate, we may pay too much for a Property, and the return on our investment could suffer.

We may not be able to rebuild our Properties to their then existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our Properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our Properties.

The Company could incur expenses associated with existence of toxic mold.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods, and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all mold and mold spores in the indoor environment. In warm or humid climates, the likelihood of toxic mold can be exacerbated by the necessity of indoor air-conditioning year-round. The difficulty in discovering indoor toxic-mold growth could lead to an increased risk of lawsuits by affected persons, and the risk that the cost to remediate toxic mold will exceed the value of the property. Because of attempts to exclude damage caused by toxic mold growth from certain liability provisions in insurance policies, there is no guarantee that insurance coverage for toxic mold will be available now or in the future.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our Properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our Properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.

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Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a Property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the Property, which might decrease the value of the Property.

Delays in the sale or refinancing of the Properties could adversely affect the proceeds received.

The Company anticipates that the Properties will be sold in approximately five years from the time they are acquired. It may not be possible to sell the Properties at such time. Further, it is anticipated that the Company’s financing documents may not allow for prepayment except shortly before the maturity date and may require the payment of a yield maintenance penalty or defeasance and the lender’s approval of the buyer in order to have a loan assumed. If a Property is not sold as anticipated, the Company may have to attempt to refinance the indebtedness incurred to acquire the Property. Current interest rates are low and, as a result, it is likely that the interest rate that may be obtained upon refinancing will be higher than that of the loans. Fluctuations in the supply of money for such loans affect the availability and cost of loans, and the Company is unable to predict the effects of such fluctuations on the Company. Prevailing market conditions at the time the Company seeks to refinance a loan may make such loans difficult or costly to obtain. Such conditions may also adversely affect cash flow and/or profitability of the Company.

Ground leases expose the Company to the potential loss of the Properties.

The Company may acquire long-term ground lease interests in the Properties. In any such event, the Company may lose its interests in such Properties if it is unable to make the required lease payments.

The failure to obtain representations and warranties in the purchase agreements may result in unexpected losses.

The Company may acquire Properties from sellers who make only limited or no representations and warranties regarding the condition of the Properties and the underlying real estate, including the occupancy levels, the presence of hazardous materials or hazardous substances, the status of governmental approvals and entitlements or other matters adversely affecting such real property. In addition, the right to sue the sellers with respect to a breach of a representation or warranty may expire within a relatively short period of time after acquisition of the Property. In certain cases, the Manager may also agree to release the sellers from certain claims, costs and liabilities in the purchase agreements between the Company and the sellers. As a result, if defects in a Property or other matters adversely affecting a Property are discovered, the Company may not be able to pursue a claim for damages against the seller of the Property. The extent of damages that the Company may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of such Properties.

The Company’s ability to operate a Property may be limited by its obligations under CC&Rs.

The Properties may be subject to various covenants, conditions and restrictions (“CC&Rs”) that were recorded against the land. The CC&Rs may place certain obligations on the Company with respect to the maintenance of the common areas of a Property and other matters. The CC&Rs may place restrictions on how a Property may be rehabilitated or repaired. The CC&Rs may also set forth reciprocal rights with respect to issues such as encroachments, parking, utility lines and ingress and egress and may place limitations on the way the Company operates a Property. Restrictions in the CC&Rs could negatively impact the results of the Properties.

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The value of a Property would be materially adversely affected if the land on which it is located were condemned.

The Properties, or a portion thereof, could become subject to an eminent domain or inverse condemnation action. Any such action could have a material adverse effect on the marketability of a Property or the amount of return on the investment for our stockholders.

Risks Relating to the Hotel Industry

Our Properties will be subject to operating risks associated with hotels.

The Properties will be subject to operating risks that are common to the hotel industry. These risks include, among other things:

•	competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Company;

•	increases in operating costs due to inflation and other factors, which increases may not have been offset in past years, and may not be offset in future years, by increased room rates;

•	dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal;

•	increases in energy costs and other expenses of travel, which may deter travelers;

•	adverse effects of general and local economic conditions; and

•	the construction of more hotel rooms in a particular area than needed to meet demand. These factors could adversely affect the ability of the Company to generate revenues from the Properties. In addition, it may not be possible to transfer certain operating licenses, such as food and beverage licenses or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. Although hotels can generally provide alcoholic beverages under interim licenses or licenses obtained prior to the acquisition of such hotels, there can be no assurance that these licenses will remain in effect or that new licenses will be obtained. The failure to have alcoholic beverage licenses or other operating licenses could adversely affect the ability of the Company to generate revenues.

The hotel industry is highly volatile which could decrease our stockholders’ overall return.

The hotel industry is a volatile industry, is dependent on the disposable income of consumers and the travel industry, and is subject to greater risk than that typically associated with an investment in real estate. The Properties will be subject to these heightened risks.

The franchise agreements under which our Properties will be operated may restrict the hotels’ operations.

It is anticipated that the Properties will be operated under existing franchises or license agreements or will be subject to new franchise or license agreements. Such agreements will require that the applicable hotel be maintained and operated in accordance with specific standards and restrictions in order to maintain uniformity with the franchisor’s brand of hotels. Compliance with these standards, and changes in these standards, could cause the Company to incur significant expenses or capital expenditures, which would adversely affect the results of operation of the hotels and returns to our stockholders. In the event a Property loses any licenses, franchises or permits required to operate the hotel under the applicable brand, hotel operations may not meet anticipated levels and it may be difficult to sell the hotel. In addition, the Company may be required to pay various acquisition fees when it acquires Properties from franchisees, including transfer fees and affiliation fees, which will increase the acquisition cost of the Properties.

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The franchise agreements may require property improvement plans which would increase the costs associated with operating the Properties.

Franchisors of the Properties may require the Company to adhere to property improvement plans with respect to the hotels it acquires. The costs of the property improvement plans are unknown. Costs associated with property improvement plans may be required to be paid at the time of acquisition of the Properties and/or during the course of ownership of the Properties. Failure to comply with the property improvement plans may result in franchisors disallowing the use of the franchised brands associated with the Properties. Also, in connection with the disposition of the Properties by the Company, the purchaser may be required to pay costs associated with property improvement plans, which may result in a lower sales price for the Properties or otherwise make the sale of the Properties more difficult.

The hotel industry is highly competitive and if we do not compete effectively, the return on our investments could be adversely affected.

The hotel industry is highly competitive and the Properties will compete with other hotels in their geographic areas. The building of additional hotel rooms in the geographic areas in which the Properties are located could result in an oversupply of hotel rooms which could adversely affect both occupancy and room rates for the Properties. A significant increase in the supply of hotel rooms and suites, if demand fails to increase at least proportionately, could have an adverse effect on the operational results of the Properties and returns to our stockholders could be adversely affected.

The seasonality of the hotel industry could affect the timing and amount of distributions paid to our stockholders.

The hotel industry is seasonal in nature. Some seasons may be more profitable for certain hotels than for others. Seasonal variations can be expected to cause fluctuations in the revenue generated by the hotels, and, thus, the revenues of the Company.

Our operating results will depend in substantial part on the success of the Operator.

The Company has no experience in owning or managing hotels and will rely on the Operator or another operator to manage the operations at the Properties. It is anticipated that the Properties will be operated by the Operator, which is an affiliate of the Manager. If the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager. Most decisions regarding the operation of the Properties will be made exclusively by the Operator. The Operator may from time to time receive information or notices regarding the Properties. It is anticipated that the hotel management agreements for the Properties will require the Operator to furnish to the Company, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any notice of default from the holder of any mortgage or deed of trust encumbering the Properties or any notice of termination or cancellation of any insurance policy. If the Operator fails to furnish such notices or other notices or information it receives with respect to the Properties to the Company, the ability of the Company to protect its interest in the Properties may be adversely affected. Potential stockholders must carefully evaluate the personal experience and business performance of the principals of the Operator. It is not anticipated that the Operator will enter into subcontract agreements relating to the operation of any Property. The Operator has no fiduciary duty to our stockholders and may not perform as expected. See “Experience of PAH Management LLC.”

Complying with federal, state and local regulations could result in unexpected loss.

The hotel industry is subject to federal, state and local regulations, including building and zoning requirements, all of which can increase the cost of operating hotel facilities. In addition, the hotel industry and hotel operators are subject to laws governing their relationship with employees, including minimum wage and overtime payment requirements and rules pertaining to working conditions. Increases in benefit costs or other costs associated with employees will increase operating costs and, in turn, could adversely affect the results of the Properties and the return to our stockholders.

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Financing Risks

The Company expects to use leverage to acquire the Properties, which will subject the Company to risks associated with financing.

The acquisition of the Properties will require the Company to obtain third-party financing. Thus, the Properties will be leveraged. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Property. Therefore, the amount and terms of any future loans are uncertain and will be negotiated by the Manager. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If the Properties’ revenues are insufficient to pay debt service and operating costs, the Company may be required to seek additional working capital. There can be no assurance that such additional funds will be available. In the event additional funds are not available, the lenders may foreclose on the Properties and our stockholders could lose their investment. In addition, the degree to which the Company is leveraged could have an adverse impact on the Company, including

•	increased vulnerability to adverse general economic and market conditions,

•	impaired ability to expand and to respond to increased competition,

•	impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and

•	requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

The Company does not have any financing currently in place and, as a result, the terms of such loans are unknown.

The Company will need to obtain loans to acquire the Properties and may need to obtain additional loans to finance its internal operations as well as the operations of the Properties. The terms of the loans to be obtained or assumed by the Company to acquire the Properties will vary and the exact terms are unknown. It may be difficult to obtain financing when needed and the terms and conditions under which any financing can be obtained are uncertain and could be unfavorable. If the Company is not able to obtain financing, the Company may not be able to acquire Properties. It is anticipated that the loans will not allow for any type of prepayment except shortly before the maturity date and any prepayment may require the payment of a yield maintenance penalty or defeasance. Consequently, the Company may not be able to take advantage of favorable changes in interest rates.

Variable interest rates of financing used to acquire Properties could affect future revenues.

The Company may pay interest at a variable or fixed rate of interest on monies borrowed to acquire the Properties. When interest rates change it is possible that the interest paid on funds used to acquire Properties will be higher than the rate of return from the Properties and may result in the loss of the Properties. For example, the debt service payments on a variable interest rate loan obtained to acquire a Property may increase and the Property secured by such loan may not generate sufficient cash flow to pay the increasing debt service payments.

Financing to acquire the Properties may not be available or only available on terms that reduce the projected returns from the Properties.

Market fluctuations in real estate loans may affect the availability and cost of loans needed for the Properties. Credit availability has been restricted in the past and may become so in the future. Restrictions upon the availability of real estate financing, or high interest rates on real estate loans, may adversely affect the Company. It is anticipated that the lenders will restrict the ability to obtain subordinate financing for the Properties. The Company does not have any commitments for loans to acquire any Property and there is no assurance that such loans will be available. Restrictions upon the availability of real estate financing or high interest rates on real estate loans may also adversely affect the ability of the Company to sell the Properties.

The repayment terms of the Company’s loans could result in the loss of the affected Property.

It is anticipated that the loans obtained to acquire the Properties may have short terms and will require the Company to make large balloon payments on the maturity dates of the loans. If the Company is unable to make a balloon payment or to refinance any of the loans for any reason or at reasonable cost, the ownership of a Property could be jeopardized.

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PLAN OF DISTRIBUTION

General

We are offering up to $50,000,000 in Shares, pursuant to this Offering Circular through the Dealer Manager. In order to acquire Shares, all investors must meet the suitability standards discussed in the section of this Offering Circular titled “Investment Criteria.” Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

This offering will commence as of the date the offering statement of which this Offering Circular forms a part is qualified by the SEC. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price per Share

The per Share purchase price for Shares will be equal to $10.00 for the first 12 months of the offering. After 12 months, the offering price will be represented by the then-current “Transaction Price.” The “Transaction Price” generally will be the most recently determined NAV per Share; however, we may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share, including by updating a previously disclosed Transaction Price, in cases where we believe there has been a material change (positive or negative) to our NAV per unit since the end of the prior quarter. Until we commence quarterly valuations, the per Share purchase price for Shares will be $10.00. Thereafter, we will determine the NAV on a quarterly basis and the offering price per Share. See “—Valuation Policies” for more information about the determination of our NAV per Share.

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our Shares are being offered on a best efforts basis, which means that no underwriter, broker dealer or other person will be obligated to purchase any Shares.

Compensation Payable to Selling Group Members

We will offer our Shares on a best efforts basis primarily by broker-dealers (the “Selling Group Members” and, collectively, the “Selling Group”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Dealer Manager of this offering is JCC Advisors, LLC. The Dealer Manager will receive a selling commission equal to 2.5% of the purchase price of the Shares sold by Selling Group Members (the “Total Sales”) and the Selling Group Members will receive selling commissions (together with the Dealer Manager’s commissions, the “Selling Commissions”) in an amount up to 6.0% of the Total Sales. This amount will be reduced to the extent the Company negotiates a lower commission rate with a Selling Group Member and the commission rate will be the lower agreed upon rate. The Selling Group will also receive a non-accountable marketing and due diligence allowance equal to 1.0% of the Total Sales. The total aggregate amount of commissions, allowances, Selling Group expense reimbursements and placement fees (the “Selling Commissions and Expenses”) for sales of Shares made by the Selling Group, including any sales made by the Company’s wholesales, will not exceed 9.5% of the Total Sales. The Company will be responsible for paying all Selling Commissions and Expenses. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

Other Compensation

We will incur, or reimburse our Manager for our cumulative organization and offering expenses incurred by our Manager and its affiliates in connection with our public offerings and our organization, in an amount equal to up to 2.5% of gross offering proceeds from this offering. We will reimburse our Manager for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods related to this offering.

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Included in the organization and offering expenses for which we will reimburse our Manager are amounts that our Manager will use to reimburse the Dealer Manager for underwriting expenses in connection with the offering. Such underwriting expenses of the Dealer Manager may include, without limitation, fees paid by registered representatives associated with the Dealer Manager to attend retail seminars sponsored by participating broker dealers, costs associated with sponsoring conferences, including reimbursements for registered representatives associated with participating broker dealers to attend educational conferences sponsored by us or the Dealer Manager, reimbursements for customary lodging, meals and reasonable entertainment expenses and promotional items, technology costs and legal fees of the Dealer Manager. The marketing fees may be paid to any particular participating broker dealer based upon prior or projected volume of sales and the amount of marketing assistance and the level of marketing support provided by a participating broker dealer in the past and anticipated to be provided in this offering. Any such underwriting expenses must comply with FINRA Rules, including FINRA Rules concerning non-cash compensation.

Other than the fees described above, we may not pay referral or similar fees to any professional or other person in connection with the distribution of the Shares in this offering.

We have agreed to indemnify participating broker dealers, registered investment advisors, the Dealer Manager and our Manager against material misstatements and omissions contained in this Offering Circular, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker dealers and registered investment advisors against such liabilities, and under certain circumstances, our sponsor and/or our Manager may agree to indemnify participating broker dealers and registered investment advisors against such liabilities.

The table below shows the estimated maximum compensation payable to the Dealer Manager, all or a portion of which may be reallowed to participating broker dealers in connection with this offering. In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the Shares offered by this Offering Circular and (2) the Transaction Price per Share remains equal to $10.00.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the offering to the Dealer Manager.

	Per Share	Total Maximum
Offering:
Price to public	$10.00	$50,000,000
Less selling commissions	$0.60	$3,000,000
Less Dealer Manager fee	$0.25	$1,250,000
Less Due Diligence Expense Reimbursements	$0.10	$500,000
Remaining Proceeds	$9.05	$45,250,000

Included within the compensation described above and not in addition to, our manager may pay certain costs associated with the sale and distribution of our Shares, including salaries of wholesalers. We will not reimburse our Manager for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the Shares offered hereby and that all Shares are sold in our offering through Selling Group Members, which is the distribution channel with the highest possible selling commissions and a Dealer Manager fee.

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Discounts for Shares Purchased by Certain Persons

We may pay reduced or no selling commissions and/or Dealer Manager fees in connection with the sale of Shares in this offering to:

•	registered principals or representatives of the Dealer Manager or a participating broker (and immediate family members of any of the foregoing persons);

•	our employees, officers and directors or those of our Manager, or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons), any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•	clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer); or

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and/or Dealer Manager fees may elect not to accept all or a portion of such compensation. In that event, such Shares will be sold to the investor at a per Share purchase price, net of all or a portion of selling commissions and/or Dealer Manager fees. All sales must be made through a Selling Group Member, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions and/or Dealer Manager fees payable in connection with sales to or through the persons described above. Purchasers purchasing net of some or all of the selling commissions and Dealer Manager fees will receive Shares at a $10.00 purchase price per Share.

Either through this offering or subsequently on any secondary market, affiliates of our company may buy Shares if and when they choose. There are no restrictions to these purchases. Affiliates that become stockholders will have rights on parity with all other stockholders.

The Subscription Process and Admission of Stockholders

We and participating broker dealers selling Shares on our behalf are required to make every reasonable effort to determine whether a purchase of our Shares is suitable for you. The participating broker dealers shall transmit promptly to our Transfer Agent the completed subscription documentation and any supporting documentation we may reasonably require. To purchase Shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this Offering Circular, any required supporting documentation and the payment for the entire subscription amount. You should pay for your Shares by check payable to or wire transfer directed to “UMB Bank as escrow agent for American Hospitality Properties Fund IV, Inc.”

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The Dealer Manager and participating broker dealers are required to deliver to you a copy of the final Offering Circular. We plan to make this Offering Circular and the appendices available electronically to the Dealer Manager and the participating broker dealers, as well as to provide them paper copies, and such documents will be available on our website at www.______________. Any Offering Circular amendments and supplements, as well as any periodic reports, proxy statements or other reports required to be made available to you will be posted on our website at www.______________.

All investors will be required to complete and execute a subscription agreement in the form attached as Appendix A to this Offering Circular is a part. The subscription agreement should be delivered to the Transfer Agent: Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, CA 94901, together with payment in full by check or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. We anticipate that we will hold closings for purchases of the Shares on a semi-monthly or monthly basis.

Proceeds will be held with the escrow agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until a closing occurs. The Dealer Manager and/or the Selling Group Members will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Shares for your own account and that your rights and responsibilities regarding your Shares will be governed by the indenture and the form of global bond certificate each filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Until we begin conducting quarterly valuations, the Transaction Price will be $10.00 per Share. Once we begin conducting quarterly valuations, Shares will generally be sold at the prior quarter’s NAV per Share. Although the price you pay for our Shares will generally be based on the prior quarter’s NAV per Share, the NAV per Share for the quarter in which you make your purchase may be significantly different. We may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share (including by updating a previously disclosed Transaction Price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per unit since the end of the prior quarter. We expect to establish a new NAV per unit on a quarterly basis commencing no later than 12 months following the commencement of this offering.

Subscription Agreement

The general forms of subscription agreement that investors will use to subscribe for the purchase of Shares in this offering is included as Appendix A to this Offering Circular. The subscription agreements will be returned to the Company’s Transfer Agent, see “Description of Capital Stock — Transfer Agent” and “How to Subscribe.” The subscription agreement requires all investors subscribing for Shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	a copy of this Offering Circular was delivered or made available to you at least five business days prior to the date of your subscription agreement;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Investment Criteria” section of this Offering Circular;

•	you are purchasing the Shares for your own account; and

•	you acknowledge that there is no public market for the Shares and, thus, your investment in units is not liquid.

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The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our Shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any Shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Minimum Investment

In order to purchase Shares in this offering, you must initially acquire at least 500 Shares, regardless of the then-applicable Transaction Price, unless waived by us. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares in whole or fractional unit increments subject to a minimum for each additional purchase of 100 Shares. You should carefully read the minimum investment requirements explained in the “Investment Criteria” section of this Offering Circular.

Suitability

The soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of the Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Investment Criteria” immediately following the cover page of this offering circular;

•	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our Shares;

•	the restrictions on transferability of our Shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

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Valuation Policies

We set our initial offering price at $10.00 per Share, which will be the purchase price of our Shares until twelve months from the commencement of this offering. Thereafter, the per Share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the sum of our NAV divided by the number of Shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning after one year from the commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this Offering Circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Our NAV per Share will be calculated by our Manager at the end of each fiscal quarter, subject to approval by our board of directors, on a fully diluted basis, beginning twelve months after commencement of this offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses.

Specifically, our Manager will calculate NAV primarily utilizing a discounted cash flow methodology, and will then compare that NAV estimate to a valuation utilizing a comparable sales methodology, to ensure no material variances exist. Both the discounted cash flow methodology and the comparable sales methodology are summarized below.

Discounted Cash Flow Methodology — Our Manager estimates NAV of the Company's ownership interest in an investment based on a forecasted cash flow stream to the Company (including a contemplated disposition) discounted to a present/fair value at a risk adjusted rate. Yield rates, disposition capitalization rates, and growth assumptions are derived from market transactions as well as other financial and industry data. The discount rate utilized to establish fair value is intended to reflect the leveraged return required of a third party stockholder acquiring the Company's ownership interest at the date of the valuation. The discount rate is also intended to reflect key risk factors associated with real estate properties under development, redevelopment, repositioning, or stabilization, including entitlement risk, construction risk, leasing/sales risk, operation expense risk, credit risk, capital market risk, pricing risk, event risk and valuation risk. Additionally, the fair value is intended to include the timely recognition of estimated entrepreneurial profit after such consideration.

Comparable Sales Methodology — Our Manager also estimates NAV of the Company's ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, our Manager estimates the NAV of the Company's ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e. senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We expect that the NAV calculations described above will primarily be undertaken by our Manager's internal accountants. Members of our Manager's real estate team have extensive expertise as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. These team members have extensive direct management experience with hotel acquisition, management, construction and financing.

In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, we may hire a third party to calculate, or assist with calculating, the NAV per Share.

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The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate in the interim, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares in a market transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their Shares, or stockholders who buy new Shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per Share on a quarterly basis. However, all of our assets will consist of hotel properties and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per Share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Share may not reflect the precise amount that might be paid for your Shares in a market transaction, and any potential disparity in our NAV per Share may be in favor of either stockholders who buy new Shares or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

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ESTIMATED USE OF PROCEEDS

The following table sets forth certain information about the estimated use of the proceeds of the Offering:

	Minimum Offering		Maximum Offering
	Amount	Percentage of Gross Proceeds	Amount	Percentage of Gross Proceeds
Gross Offering Proceeds	$1,000,000	100.00%	$50,000,000	100.00%
Organization and Offering Expenses(1)	(150,000)	(15.0)%	(1,250,000)	(2.5)%
Selling Commissions(2)	(85,000)	(8.5)%	(4,250,000)	(8.5)%
Marketing and Due Diligence(3)	(10,000)	(1.0)%	(500,000)	(1.0)%
Reserves(4)	(10,000)	(1.0)%	(500,000)	(1.0)%
Proceeds to Us from the Private Placement to our Sponsor	$125,000	11.0%	250,000	0.5%
Available for Properties(5)	$870,000	77.3%	$43,750,000	87.0%
Total Application	$1,125,000	100.00%	$50,250,000	100.00%

(1)	The Manager will be entitled to reimbursement for expenses incurred in connection with this offering and the organization of the Company (the “Organization and Offering Expenses”), including legal, accounting, printing and other costs and expenses directly related to this offering. The Company anticipates that the Organization and Offering Expenses will be approximately $1,250,000.

(2)	The Dealer Manager will receive Selling Commissions equal to 2.5% of Total Sales, and Selling Commissions in an amount up to 6% of Total Sales will be paid to the Selling Group Members. This amount assumes all Shares sold in this offering are sold by Selling Group Members.

(3)	The Selling Group Members will receive a non-accountable marketing and due diligence allowance equal to 1% of Total Sales which it may reallow, in whole or in part, to Selling Group Members. This amount assumes all Shares sold in this offering are sold by Selling Group Members.

(4)	The Manager will establish reserves for ongoing operations of the Company and for operations and maintenance of the Properties in an amount equal to approximately $500,000 (approximately 1% of the Maximum Offering Amount).

(5)	The Properties will be initially acquired with a cash down payment and acquisition debt which has not yet been obtained. Amounts available for investment will be used to acquire the Properties and to pay Property related expenses.

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DESCRIPTION OF BUSINESS

General

The Manager believes that the current hospitality real estate environment provides the Company the opportunity to acquire attractively priced hotel properties. The Manager's ability to increase value will be based on applying sound acquisition policies and taking advantage of the disparity between the purchase price and stabilized value and replacement cost of these properties. The Company expects to acquire the Properties at prices that are less than the stabilized values and replacement costs of the properties.

The Manager is a strategic buyer of hotel properties and brings proven hotel management expertise to each investment. The Manager will apply aggressive expense reduction strategies to each acquired hotel. By doing so, the Manager expects to increase net revenues at each hotel without any improvement in occupancy or room rates or gross revenues. This should create enhanced stockholder value through greater net operating income and increased cash flow to the stockholders while maintaining a high level of guest service.

The Company’s objective is to provide its stockholders with risk-adjusted returns through investments in the Properties. The Company believes that the Properties will generate positive cash flow because:

(i)       Expense Reduction and Revenue Improvement. The Manager will apply cost reduction measures to increase cash flow and repositioning procedures to improve gross revenues upon takeover.

(ii)       Location. The Manager intends to acquire Properties located in areas of the United States that it believes are business destinations or otherwise expected to experience an influx of travelers seeking hotel rooms.

(iii)       Occupancy. The number of hotel rooms in the United States has decreased in the recent past due, in part, to issues facing the global credit markets. Additionally, current data suggests that business travel has increased. The Manager believes that this has contributed to an increase in demand for hotel rooms, resulting in higher rates.

(iv)       Strong Brand Affiliation. The Properties are anticipated to be operated under worldwide recognized brands with strong, global reservation systems, including, without limitation, Marriott, Hilton and Hyatt.

(v)       Barriers to Entry. The Properties are anticipated to be located in regions where new construction is difficult due to high construction costs and limited available sites zoned for hotel use. The Manager believes this will provide the hotels acquired by the Fund greater market Share than would be the case if numerous competitive hotels were able to be developed nearby.

(vi)       Pricing Opportunity. The Manager expects to acquire the Properties at a price below the current replacement cost.

The Manager expects to operate the Company for approximately five years. Following that time, the Company anticipates selling the Properties for the best possible price, either to an affiliated public entity or to an independent third party.

The Manager anticipates that distributions will commence beginning with the first full month following the acquisition of the first Property. The frequency of the distributions will depend on the method of delivery selected by our stockholders. Stockholders who elect to have their distributions delivered electronically will receive distributions monthly, while stockholders who elect physical delivery will receive distributions quarterly. The distribution to any stockholder who has not held his or her Shares for an entire month or quarter, as applicable, will be calculated based on the number of days in the month or quarter, as applicable, such Shares are held by the stockholder. THERE CAN BE NO ASSURANCE THAT THESE OBJECTIVES WILL BE ACHIEVED.

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Opportunity Overview

The state of the lodging industry in the United States is strong. Since the last economic downturn, the industry has recorded over 100 months of consecutive RevPAR (Revenue per Available Room) growth. Although supply growth has increased over the last several years, the growth has been concentrated in major markets. Furthermore, supply growth is still significantly below past growth peaks. The Company expects that supply growth will moderate in the near future and that the industry will not see peak supply growth similar to prior cycles. There are several contributing factors dampening supply growth in this cycle. Construction loans, although ample available, have significantly stricter terms that in the past, requiring developers to share more of the downside risk. Construction cost for both material and labor continues to grow significantly faster than the average CPI reducing developers profit margins and rendering once viable Properties unprofitable.

With GDP expected to continue to grow and supply growth remaining relatively constraint, the Company believes that the lodging industry will continue to expand as a steady pace except for certain unforeseeable events that could negatively impact GDP growth. The Company also expects that there will be ample hotel investment opportunities both in individual and portfolio transactions available in the market place, allowing it to focus on and revenue management. Furthermore, with the Company’s senior leadership’s industry experience (each having more than 20 years of hotel investment and hotel operations experience), the Company is able to source and identify investment opportunities through various channels.

Finally, the Company’s conservative capital management policy, which includes maintaining lower leverage and maintaining larger capital cushion at all given times, will allow it to not only weather unforeseeable events but also be able to opportunistically take advantage of investment opportunities in distress during such periods.

The lodging industry is highly specialized both in general and in its separation of duties between various stakeholders. Customers staying at the hotel interact with up to four different entities. Reservations are often handled through third party online travel agents, such as Expedia, Priceline, or Hotels.com. The hotel’s standards (both physical layout and minimum operating levels) are set by franchisors, such as Hilton, Marriott or Hyatt. The hotels themselves are operated by management companies that are either affiliated with the ownership or are true independent managers. Finally, the hotels facilities are maintained and improved by owners investing in the real estate.

The company believes that combining ownership with management, simplifies the customer on-site experience and streamlines decision making to improve overall returns to the ownership. The company’s senior leadership experience allows it to successfully navigate the complex operating model and identify value creation opportunities and maximize each stakeholder’s strength towards the success of the hotel investments.

Company’s Opportunity

The company believes that it will continue to be able to identify acquisition opportunities that will allow it to utilize its strengths to create above average investment returns. The Company generally believes that its ability to generate profits is grounded upon implementing sound acquisition policies, and that a critical benchmark for acquisition decision-making is disparity of purchase price to stabilized value and replacement costs. The company will seek to purchase the Properties at a price that is less than the stabilized and replacement value, as determined by the Manager, which would allow the Company to make capital expenditures for upgrades and other items to increase occupancy and room rental rates. In addition, through a strategic and tactical business platform, it is anticipated that the Operator will apply aggressive hotel management strategies to each Property it manages to provide value.

The Company generally expects to hold and operate each Property for approximately five years, and then to sell the Properties for the best price obtainable. The Company anticipates that it should be able to sell Properties for more that it paid for them, but there can be no assurances. If a Property is sold within one year of the termination date of this offering, the Manager, may at its sole discretion, reinvest the sale proceeds from the sale of such Property in a new Property. The Manager intends to obtain financing to acquire the Properties.

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Company’s Goals

The following are some of the Company’s goals:

•	Preserve our stockholders’ capital investments.

•	Realize income through the acquisition, operation and sale of the Properties.

•	Target an overall annualized rate of return to our stockholders.

•	Make distributions to our stockholders from cash generated by operations, anticipated to be 7% cumulative, annual distribution, on the price of the shares.

•	Invest opportunistically in value-add premium branded select-service and compact full-service hotel in superior locations at a discount to projected value and replacement cost, which typically are in need of repositioning, management and other enhancements.

•	Provide an investment term of approximately five years after the termination date of this offering to enable our stockholders to realize a return on their investment through (i) liquidating our assets and distributing cash to our stockholders, (ii) merging with a public entity to provide our stockholders with cash or liquid securities or (iii) combining with other entities managed by the Manager to create a publicly traded REIT.

THERE CAN BE NO ASSURANCE THAT ANY OF THESE OBJECTIVES WILL BE ACHIEVED.

Property Philosophy and Strategy

The principals of the Manager believe that rewards should be based on performance, which is why the Manager’s Asset Management Fee is based on the total revenue of the Properties as opposed to another factor such as the total amount invested in Shares. The Company also believes that the primary key to success include disciplined and aggressive property and asset management, as well as acquiring Properties at a significant discount to (1) projected stabilized value after occupancy and room rental rates have been optimized and improvements have been made and (2) replacement cost in order to afford necessary capital expenditures to improve the Properties to competitive standards. The Company intends to use the techniques to provide it with sufficient margin to improve, manage and sell the Properties in a compressed time frame.

The Company intends to acquire Properties, where the hotels are value-add, with RevPAR that is lower than hotels competing in the same class or lower than similar positioned hotels in the Company portfolio. RevPAR is typically calculated by dividing the total revenue of the rooms by the total number of rooms available during a particular time frame (or alternatively by multiplying a hotel’s average daily room rate by its occupancy rate), and is often used in the hotel industry as an indicator of the overall financial performance of a hotel relative to other comparable hotels. Through aggressive management, sales and marketing as well as strategic capital improvements, the Company believes that it will be able to successfully reposition the hotels it acquires and increase RevPAR to competitive levels.

The Company also intends to acquire Properties both through its extensive relationship with the broker networks as well as the hotel ownership community at large. The Company expects to be able to transact on both on-market opportunities, i.e. properties listed through brokers, and off-market opportunities, i.e. properties sold through direct contact and negotiations with the sellers. In addition, the Company will also look at opportunistic transactions, such as transactions with distressed sellers or recapitalization efforts as well as mergers and acquisitions deals typically offered through investment banking relationships. All these types of acquisitions generally require good timing and a sufficient amount of available capital. The company believes that the experience of the principals of the Manager and the capital management policies of the Company will enable the Company to acquire Properties quickly and with less leverage than most competitors.

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Property Acquisition Sources

The Manager will engage in competitive bidding situations in which properties are marketed by traditional commercial real estate brokers as well as pursue off-market opportunities. The Manager has a network of resources to assist it in identifying potential sellers of attractive properties. Though time consuming, the benefits to the seller from this “off market” strategy are the avoidance of business disruption, no broker fees, greater transaction certainty and seller privacy. The obvious benefit to the Company is a discount to the market price.

Joint Venture Investments

We expect to enter into joint ventures with third party capital sources in order to achieve the following objectives: (1) increasing the return on the Company’s invested capital, (2) diversifying our access to equity capital and (3) leveraging the invested capital to promote our brand and increase market share.  Our Manager has sponsored five other funds that have raised an aggregate of approximately $120 million from third-party institutional investors and have acquired an aggregate of 18 hotels.  There can be no assurance that the Company will be able to raise similar amounts of capital or acquire a similar number of hotels.  In addition, the co-venturer under any joint venture agreement we enter into may have the right to compel us to buy out their interest at a time when we may not have sufficient funds to acquire the interest.  In that event, we may need to sell the Properties owned by that joint venture.

Description of the Properties

The Company will seek to invest substantially all of the net Offering Proceeds available for investment in limited and upscale select service hotels, which will be located in the United States. It is anticipated that the Properties will consist of existing hotels. All of the Properties are anticipated to be branded, franchised hotels. There are no limitations on the number or size of Properties to be acquired by the Company or the percentage of the proceeds from this offering that may be invested in a single Property.

As of the commencement of this offering, the Company has not identified any Properties for acquisition. As to making material developments, this Offering Circular will be supplemented with a supplement which may add, update or change information contained in this Offering Circular, including the acquisition of Properties. The number and mix of Properties acquired by the Company will be determined in the sole discretion of the Manager and will depend, in part, on the net proceeds of this offering, the real estate market and financing conditions existing at the time the Company makes its investments in Properties, and other circumstances outside the control of the Company and the Manager. The number of Properties to be acquired is unknown and may vary.

The Company’s primary strategy will be to identify and acquire Properties which provide a value added opportunity for the Company. The Company currently intends to seek Properties that have one or more of the following characteristics:

•	current or projected cash flow in an amount equal to at least a 9% return on the Company’s investment,

•	the Property provides a “value-add” opportunity through expense management,

•	the Property’s location in an established area,

•	the Property’s affiliation or anticipated affiliation with a strong hotel flag with a national and/or international reservations system,

•	a favorable location, such as in a high growth area or an area with relatively few competing properties, and

•	a purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. The Company may acquire Properties that do not meet one or more of these criteria.

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Acquisition and Financing Terms

Acquisition Terms

The Company intends to purchase the Properties from unaffiliated sellers. The Company will acquire the Properties “as is” except as otherwise set forth in the purchase agreements. The terms of the purchase and sale agreements are not currently known. It is anticipated that the Company will be responsible for paying all or a portion of the closing costs related to the acquisition of the Properties and that the Company will be required to establish reserves related to each Property acquired. The Company may be required to pay various acquisition fees when it acquires Properties from franchisees, including transfer fees, affiliation fees and costs associated with property improvement plans.

The Manager has formed an investment committee, which is initially comprised of W. L. “Perch” Nelson, Joel Eastman, Jay Anderson and Kevin Kobishop, all of whom are officers of our Manager (the “Investment Committee”). See “Management.” The Investment Committee will have four members unless otherwise determined by the Manager, and the consent of at least three members of the Investment Committee is required to authorize any recommendation of the Investment Committee. The Investment Committee will provide recommendations to the Company regarding the identification, acquisition and disposition of the Properties, but will not have the authority to decide which Properties to acquire.

It is anticipated that the Company will own the Properties either directly or through special purpose entities; provided, however, that the Company may purchase some of the Properties in connection with joint venture partners, and the Company may acquire long-term ground lease interests or limited liability company membership interests in entities that own the Properties. In the event the Company acquires a Property together with a joint venture partner, it is anticipated that the Company will enter into a partnership or operating agreement with the joint venture partner and the joint venture partner will hold the ownership interest in any such Properties. Thus, the Company will only own an interest in an entity in the event any Property is purchased in a joint venture. The Company will not acquire undivided interests in any Properties, including interests offered through a tenant-in-common syndication program.

The acquisition structure for the Properties is unknown, and the manner of acquisition will be determined in the sole discretion of the Manager. The Manager or its Affiliates are entitled to receive an Acquisition Fee with respect to the Properties in an amount up to 3% of the gross sales price of each Property. The Company generally expects to hold and operate each Property for approximately five years from the date of its acquisition, and it is anticipated that no Property will be held for more than 10 years from the date of acquisition of such Property. The Properties may be sold to affiliates of the Manager, but only if the price is equal to or greater than the value determined by an independent appraisal.

Financing Terms

The Company anticipates that it will enter into loans from various third party lenders to acquire the Properties. The terms of such loans are unknown. Although the Company anticipates obtaining loans for the Properties that will be nonrecourse as to principal and interest, it is possible that lenders may require the Manager and the Company to be personally liable for certain nonrecourse carve-outs and springing recourse events. In circumstances where personal liability attaches, the lender could proceed against the Company’s assets. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Properties. The terms of the Property loans will vary. The loans obtained by the Company may be interest only loans and variable interest rate loans. The lenders may require certain reserves to be funded and maintained by the Company, including interest reserves. It is anticipated that the loans will have short terms and will require balloon payments at the end of the loan term. The Company will not incur any recourse indebtedness.

Target Markets

The Company intends to seek investment opportunities in value-add Properties located throughout the United States. The Company anticipates determining the relative strength and position of each market under consideration by analyzing RevPAR trends, new construction, forecasted rates and occupancy figures and by applying measurable metric criteria to each market analyzed. The investment potential of a hotel in a specific market depends significantly upon where the market is in the cycle. For example, a market that has entered the last stage of a recessionary phase could be expected to begin its recovery by the end of the year. As the fundamentals improve, the value of the property in such market would also be expected to improve. The Company currently intends to seek Properties, where the hotels are located in a high growth area or an area with relatively few competing properties.

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Risk Management/Mitigation

The Manager believes that the best way to position an acquisition to offset a significant potential market downturn is through "best in class" due diligence, conservative underwriting and market evaluation and intensive management of cash flow. The Manager strongly believes that its ability to buy a Property "right," the thoroughness of its due diligence process and its conservative approach to pro forma analysis will mitigate the controllable acquisition risk. In addition, the Manager's expertise in reducing costs and improving net income should result in stable valuations of the Properties acquired even in times of reduced occupancy and lower gross revenues. In the event the Company is faced with an economic downturn similar to what existed in 2008 and 2009, there are a number of measures that are built into the Company’s investment and management process that should minimize risk from market downturn:

•	Cost cutting measures will be instituted at the property level and will not be limited to labor expense.

•	Aggressive pricing will be used to ensure that property captures the maximum revenue per available room.

•	Property upgrades will be considered to increase the ability of the Property to compete within its sub-market.

•	Sales efforts will re-focus upon client/business at other hotels in that sub-market by offering direct, aggressive pricing. This low margin business may then be replaced as market conditions stabilize and higher rated, more profitable business will then be pursued.

Comparison with Other Real Estate Funds

Alignment of Interests

The Company is structured to align the interests of our stockholders and the Manager. For instance, the Manager’s Asset Management Fee is based on the gross revenues of the Properties, not the total amount invested in the Company by our stockholders.

Effective Operator

The Operator, PAH Management, LLC, is an affiliate of the Manager and currently operates 13 hotels. The principals of the Operator, who are also members of the Manager’s management team, have over 135 years of collective experience operating hotels and resorts. The Company believes that the properties held by certain other real estate funds may not be managed or operated by persons or entities with as much experience as the management team of the Operator. If the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager.

Properties Recommended by the Investment Committee

The Investment Committee will provide recommendations to the Company regarding the identification, acquisition and disposition of the Properties, and our board of directors will not cause the Company to purchase any Properties without the recommendation of the Investment Committee.

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Shorter Property Period

The Company anticipates an investment period of approximately five years after the termination date of this offering.

Low Minimum Investment Amount

The Company believes that many other private real estate funds typically require high minimum investment amounts and are available only to institutional stockholders and ultra high-net-worth individuals. By offering a minimum investment amount of only $500 shares, or $5,000 based on the $10.00 initial Transaction Price, the Company provides the opportunity for a wide range of stockholders who are “qualified purchasers” to make an investment that is in line with their investment goals. See “Investment Criteria.”

Property Operation

It is anticipated that the Manager will enter into one or more hotel management agreements with the Operator to operate the Properties. It is anticipated that the Operator will operate all of the Properties, but if the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager. It is not anticipated that the Operator will enter into any subcontract agreements relating to the operation of any Property. The Company seeks to acquire Properties that will generate positive cash flow after payment of all expenses, including amortization of any Property loans and payment of hotel management fees. The Company believes that the operating methodology employed by the Operator will help the Company achieve this goal. See “Experience of PAH Management, LLC.”

Competition

Our net income depends, in large part, on our ability to source, acquire and manage Properties with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities, which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous other entities with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per Property and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We anticipate that we will hold real estate and real estate-related assets described below (1) directly, (2) through wholly-owned subsidiaries, (3) through majority-owned joint venture subsidiaries, and (4) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of multifamily rental properties and development projects through the acquisition of equity interests in such properties or debt, as well as commercial real estate debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be requiring to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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Litigation

There are no legal actions pending against the Company or the Manager, nor, to the knowledge of management, is any litigation threatened either any of them, any of their management, or any affiliate, which may materially affect operations or projected goals.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the board of directors’ supervision. The current board members are W.L. “Perch” Nelson, Joel Eastman and Jay Anderson.

All members of our board of directors will serve annual terms. Upon the expiration of their terms at the annual meeting of stockholders in 2019, directors will be elected to serve a term of one year and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

Our current directors are also executive officers of our Manager and serve on the investment committees for affiliates of our Manager. In order to ameliorate the risks created by conflicts of interest, our board of directors will appoint an independent representative to address any potential conflicts (the “Independent Representative”). The Independent Representative will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Under Delaware law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

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Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. As of the date of this Offering Circular, no board committees have been established.

Executive Officers and Directors

We have provided below certain information about our directors and executive officers.

Name	Age	Position Held
W.L. “Perch” Nelson	56	Director, Chief Executive Officer
Joel Eastman	66	Director, Executive Vice President and Corporate Counsel
Jay Anderson	48	Director, Executive Vice President/Controller

Currently, all of our directors are also officers of our Manager and serve as members on the Investment Committee. The address of each director listed is 5950 Berkshire Lane, Suite 850, Dallas, Texas 75225. Biographical information for each of our directors may be found above in “Our Manager and the Management Agreement—Management Biographical Information.”

Compensation of Officers and Directors

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members or officers any compensation for serving as members of our board of directors and officers, respectively.

A member of our board of directors who is also an employee of our Manager or our sponsor is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Our board of directors has the authority to fix the compensation of any non-executive directors that may serve on our board of directors in the future. Our board of directors may pay compensation to directors for services rendered to us in any other capacity. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings, if any, including meetings of the Investment Committee. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our Sponsor. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

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Limitations on Director and Officer Liability and Indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Upon completion of this offering, our certificate of incorporation and our bylaws will provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our certificate of incorporation and our bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Upon completion of this offering, our bylaws will also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her inactions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

Prior to the completion of this offering, we intend to enter into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions that will be contained in our certificate of incorporation and our bylaws upon completion of this offering may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving one of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager has established the Investment Committee that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this Offering Circular unless they are modified by our board of directors. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled, subject to approval by our board of directors.

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Our Manager performs its duties and responsibilities pursuant to a management agreement between our Manager and the Company. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Responsibilities of our Manager

The responsibilities of our Manager include:

Property Advisory, Origination and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	serve as our investment manager with respect to sourcing, underwriting, acquiring, financing, investing in and managing a diversified portfolio of limited service hotel properties;
•	adopt and periodically review our investment guidelines;
•	structure the terms and conditions of our acquisitions, sales and joint ventures;
•	enter into service contracts for the properties and other investments;
•	approve and oversee our debt financing strategies;
•	approve joint ventures, limited partnerships and other such relationships with third parties;
•	approve any potential liquidity transaction;
•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	oversee and conduct the due diligence process related to prospective investments;
•	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Investment Committee to evaluate the proposed investments; and
•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;
•	preparation and approval of all marketing materials to be used by us relating to this offering;
•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;
•	creation and implementation of various technology and electronic communications related to this offering; and
•	all other services related to this offering.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under the management agreement, including, without limitation, consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under the management agreement;
•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;
•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;
•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and
•	coordinate and manage relationships between us and any joint venture partners.

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Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
•	provide financial and operational planning services and portfolio management functions;
•	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	maintain all appropriate company books and records;
•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
•	provide us with all necessary cash management services;
•	evaluate and obtain adequate insurance coverage based upon risk management determinations;
•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;
•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

•	determine our distribution policy and authorizing distributions from time to time;
•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
•	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;
•	negotiate terms of, arrange and execute financing agreements;
•	manage relationships between us and our lenders, if any; and
•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and
•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Property Opportunities

For more information regarding the factors that the Investment Committee may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Phoenix Entities – Allocation of Property Opportunities”.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

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Name	Age	Position
W. L. “Perch” Nelson	56	Chief Executive Officer and President
Joel Eastman	66	Executive Vice President and Corporate Counsel
Jay Anderson	48	Executive Vice President/Controller
Kevin Kobishop	61	Executive Vice President Hotel Operations

W.L. “Perch” Nelson has served as President of our Manager since 2009. Perch Nelson’s achievements demonstrate his strengths in real estate development, acquisition and capital management. He served as Capital Asset Manager for Wyndham Hotels & Resorts charged with capital improvement budgets. At Wyndham, he was responsible for developing and executing the strategic re-positioning plans for the Garden, Hotel and Resort Divisions. Following the merger of Wyndham Hotels & Resorts and Patriot American Hospitality, Mr. Nelson also assumed the departmental responsibility of the Capital Management and Product Development for all Wyndham International’s brands. He was responsible for 200 hotels, but not only the Wyndham branded hotels but also the franchise products flagged by Hyatt, Radisson, Holiday Inn Select, Hampton Inn, Doubletree, and Marriott. Mr. Nelson, as head of the capital deployment area, managed post-merger growth in the annual development budget from $214 million to well over $300 million.

Mr. Nelson left Wyndham to acquire hotels for his own personal account. Using his own funds, Mr. Nelson successfully acquired and managed a small group of hotels. This served as additional exposure to the day- to-day management required to run a hotel. Post-acquisition, he oversaw hotel operations including management of the employees, revenue maximization, purchasing, customer relations, and human resources. Mr. Nelson, as the owner, had a hand in everything related to the operation of the hotel.

Mr. Nelson has over 30 years of experience in the Real Estate industry in acquisition, development and the asset management of commercial properties. Mr. Nelson achieved Dean’s list Honors at Southern Methodist University while pursuing a BA in economics.

Joel M. Eastman has served as Executive Vice President, General Counsel and Secretary of our Manager since May 2013. He also serves as a member of Phoenix American’s Advisory Board. He performs these functions while maintaining the full time private practice of law and consulting to select clients thru the firm of Joel M. Eastman, PLLC, specializing in real estate and business matters. Prior to forming his firm in 2007, he was Vice President/Sr. Real Estate Counsel with FelCor Lodging Trust, an Irving, Texas NYSE hospitality REIT from 1998 to 2007, which during his tenure owned over 225 hotels. Before that, from 1995 to 1998 when Bristol was merged into FelCor, Mr. Eastman served as General Counsel of Bristol Hotels & Resorts, a Dallas, Texas hospitality ownership and operating company, which during his tenure became a NYSE public company, and grew from 35 to over 125 hotels, and 15,000 employees. From 1977 to 1995, he was engaged in the private practice of law in Dallas. Mr. Eastman has served as a director (and chaired the Strategic Planning Committee) of The Gladney Center for Adoption, a Ft. Worth, Texas based international leader providing adoption services since Mr. Eastman has also served as a director of the Cotton Bowl Athletic Association and the Texas Scottish Rite Hospital for Children Golf Tournament. He is also a member of various professional and industry organizations, including the American Bar Association, Idaho and Texas Bar Associations, and the National Association of Real Estate Property Trusts. Mr. Eastman is a graduate of University of Florida (BSBA and MBA) and Southern Methodist University (JD).

Jay Anderson has served as Executive Vice President/Controller of our Manager since 2009. Prior to joining Phoenix American, Mr. Anderson started as a Controller with Wyndham International, working in both the downtown hotel and resort markets. He was soon promoted to Area Controller, overseeing a diverse portfolio of fifteen hotels and resorts in the North West and Mid-West, including The Buttes Resort, The Peaks, Carmel Valley Ranch, The Golden Door Spa, and the Boulders Resort. Jay soon moved to the corporate office in Dallas, responsible for maintaining their SAP and Hyperion Essbase systems. He eventually moved to Aimbridge Hospitality as a Director of Finance, where he was responsible for building their reporting and budgeting tools. As Aimbridge grew, Mr. Anderson was promoted to VP of Finance and Assistant Treasurer, and took ownership for the daily cash management of over eighty hotels as well as all corporate reporting to ownership. Jay then became the VP of Information Systems, where he successfully migrated their reporting system to Alloso Technologies.

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Kevin Kobishop has served as Executive Vice President of Hotel Operations of our Manager since June 2017. With more than 30 years of multi-property corporate hotel management experience combined with high volume large hotel turnaround operational experience, Mr. Kobishop has provided vision and focus in driving strategic direction overseeing all hotel sales and operational functions. During his 17-year career with Wyndham International, he was successful in a variety of general manager and corporate leadership roles while growing the company to 350 properties. Mr. Kobishop was recruited and selected as the top candidate in the US by Australia’s largest hospitality company to implement operational systems, processes and revenue generation programs for 140 locations. While with Wyndham Worldwide, he was responsible for the effective and successful operations for the company’s managed hotel and resort portfolio in North America, including directing the transition, renovation and re-launching of several properties converting to the brand. He has a very strong track record of driving revenue improvements while implementing operational efficiencies which resulted in surpassing targeted goals and consistent year over year NOI improvements, exceeding ownership expectations. Most recently overseeing the Sheraton Atlanta Hotel, Mr. Kobishop successfully directed the 763 room hotel with 96,000 square feet of event space through a $20 million renovation and repositioning of the property leading to the highest TripAdvisor rated convention hotel in downtown Atlanta and culminating in a very successful sale.

Investment Committee of our Manager

The Investment Committee will assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and (3) overseeing the investment activities of certain of our subsidiaries. The Investment Committee will consist of at least four members, each of whom will be appointed by our Manager, who will serve until such time as such Investment Committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The Investment Committee is comprised of Messrs. Nelson, Eastman, Anderson and Kobishop. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our Manager. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, the management agreement limits the liability of our Manager, its officers, members and affiliates for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, members and affiliates.

The management agreement provides that to the fullest extent permitted by applicable law our Manager, its officers, members and affiliates will not be liable to us. In addition, pursuant to the management agreement, we have agreed to indemnify our Manager, its officers, members and affiliates to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the management agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

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Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

The management agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our board of directors may only remove our Manager at any time with 30 days’ prior written notice for “cause.” “Cause” is defined as:

•	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the management agreement.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Holdings of our Shares

Our Manager has committed to purchase 25,000 Shares from us at $10.00 per Share (for net proceeds to us of $250,000) in a private placement, 2,500 of which have been purchased as of the date of this Offering Circular, 10,000 of which will be purchased on a date no later than the date on which we raise and accept at least $1,000,000 in this offering and the other 12,500 will be purchased on the date we terminate this offering.

MANAGEMENT COMPENSATION

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by the special purpose entities (“SPEs”) acquiring from Properties, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of the acquired Properties. None of these fees were determined by arm’s length negotiations. Except as disclosed in this Memorandum, neither the Company nor any of its Affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to the Offering. The percentage of such fees that will be attributable to the Company will be equal to the Company’s percentage interest in the SPE making the applicable payment.

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Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage:

Organization and Offering Expenses:	The Manager be entitled to be reimbursed for organization and offering expenses associated with this offering. Organization and offering expenses include the legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers, legal fees of the Dealer Manager and promotional items.	$1,250,000

Operating Stage:

Reimbursement of Expenses to Manager:	Reimbursement of reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of the Company, including any legal and accounting costs (which may include an allocation of salary) and any costs incurred in connection with acquisition of the Properties, including travel, surveys, environmental and other studies and interest expense incurred on deposits or expenses, to be paid from operating revenue.	Impracticable to determine at this time.

Acquisition Fee:	The Manager or an affiliate will be entitled to receive an Acquisition Fee in an amount up to 3% of the gross purchase price of each Property from the SPE acquiring the Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition. The Manager and/or its affiliates will also be reimbursed for customary acquisition expenses (including expenses relating to potential acquisitions that are not closed), such as legal fees and expenses, costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate properties.	Impracticable to determine at this time.

Asset Management Fee:	The Manager will be entitled to receive an annual Asset Management Fee in an amount up to 1% of gross revenues received by the Company from the Properties.	Impracticable to determine at this time.

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Construction Management Fee:	The Manager or an Affiliate will be entitled to receive a Construction Management Fee from the applicable SPE in an amount up to 4% of the value of any construction or repair at a Property.	Impracticable to determine at this time.

Financing Fee:	The Manager or an affiliate will be entitled to receive a Financing Fee from the SPE financing the Property in an amount up to 1% of the amount of any financing or refinancing obtained by the SPE or an affiliate with respect to the Property. In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however that the sum of the Financing Fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained.	Impracticable to determine at this time.

Liquidation Stage:

Disposition Fee:	The Manager or an affiliate will be entitled to receive a Disposition Fee from the SPE disposing of the Property in an amount up to 1% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. The disposition fee is subordinated to the receipt by the investors of distributions sufficient to provide a return of the Gross Investment Amount (as defined below). Any broker fee in an amount up to 1% of the gross sales price of the Properties due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its Disposition Fee.	Impracticable to determine at this time.

Interest in the Company:

Subordinated Participation in Net Cash Flow/Incentive Fee:	After our stockholders have received, together as a collective group, aggregate distributions sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price (the “Gross Investment Amount”), (ii) an 8% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 20% of our distributions and (iii) a 12% per year cumulative, non-compounded return on such gross Investment Amount, the Manager is entitled to receive 40% of our distributions. In addition, upon the liquidation of our assets, a merger or our combination into a publicly-traded REIT, we will pay the Manager an incentive fee equal to 15% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by the Company to our stockholders from inception until the date such value is determined exceeds (b) the sum of our stockholders’ Gross Investment Amount and the amount of cash flow necessary to generate a 15% per year cumulative, non-compounded return on our stockholders’ Gross Investment Amount from our inception through the date the value of our Shares is determined.	Impracticable to determine at this time.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Shares as of the date of this Offering Circular for each person or group that holds more than 5% of our Shares, for each director and executive officer and for the directors and executive officers as a group. To our knowledge, each person that beneficially owns our Shares has sole voting and disposition power with regard to such Shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 5950 Berkshire Lane, Suite 850, Dallas, Texas 75225.

	Number of Shares		Percent of
Name of Beneficial Owner(1)	Beneficially Owned		All Shares
Phoenix American Hospitality, LLC (2)	2,500		100%
W.L. “Perch” Nelson	2,500	(3)	0
Joel Eastman	0		0
Jay Anderson	0		0
Kevin Kobishop	0		0

All directors and executive officers as a group (4 persons)	0		0%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or Shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this Offering Circular, Phoenix American Hospitality, LLC owns all of our issued and outstanding Shares.

(3)	Consists of the 2,500 shares of common stock owned by Phoenix American Hospitality, LLC, of which Mr. Nelson may be deemed to be the beneficial owner.

EXPERIENCE OF PAH MANAGEMENT, LLC

PAH Management, LLC, an affiliate of our Manager, is the Operator.  The Operator currently manages 13 hotels owned by affiliates of our Manager, which are operated under the Hyatt, Marriott and Hilton brands.  The Operator will provide management, asset management, capital renovation supervision, accounting and consulting services for the Properties.  The management team of the Operator, which consists of the same personnel as the management team of the Manager, has over 165 years of collective experience operating hotels, including marketing, finance and Property management experience.  The goal of the Operator is to enhance the value of each hotel it operates and increase owner profitability.  The Operator will be paid an annual base management fee equal to 3% of aggregate gross revenues of the Properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

American Hospitality Properties Fund IV, Inc. was organized in the State of Delaware on August 13, 2018, following the conversion of its predecessor entity from a limited liability company to a corporation, to engage primarily in the acquisition and management of limited and upscale select service hotels in the United States.  We believe that the current hospitality real estate environment provides us the opportunity to acquire attractively priced hotel properties.  We anticipate being able to increase the value of the Properties we acquire through applying sound acquisition policies and taking advantage of the disparity between the purchase price and the stabilized value and replacement costs of the properties.  The Company expects to acquire the Properties at prices that are less than the stabilized values and replacement costs of the properties.  The Manager, directly and through its oversight of the Operator, will apply aggressive expense reduction strategies to each Property.  By doing so, the Manager expects to increase net revenues at each Property without any improvement in occupancy or room rates or gross revenues.  The Company expects to generate positive cash flow from the Properties based on a number of factors, including reducing expenses, acquiring Properties in areas we believe are business destinations, operating the Properties under widely recognized brands and acquiring the Properties at prices below the current replacement costs.  See “Description of Business.”

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Operating Results

As of the date of this Offering Circular, we have not commenced operations. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of hotel properties. To meet our need for cash, we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue, we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase the Properties and conduct our operations from the proceeds of this offering, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this offering circular, we have not made any investments, and our total operating assets consist of $25,000 of cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any Shares in this offering unless we raise a minimum of $1,000,000 in gross offering proceeds from persons who are not affiliated with us or our Manager. If we are unable to raise substantially more funds in this offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. To the extent that we have insufficient funds for maintenance and repair of the Properties, we may establish reserves from gross offering proceeds or out of cash flow from operations.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 70% of the value of our assets. Our charter does not limit us from incurring debt.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager and its affiliates. During our organization and offering stage, these payments will include payments to our Manager for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager and its affiliates in connection with the selection and purchase of the Properties, the management of the Properties and costs incurred by our Manager and its affiliates in providing services to us. For a discussion of the compensation to be paid to our Manager and its affiliates, see “Management Compensation.”

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as incurring indebtedness, which would likely not be possible for the Company. However, if such financing will available, because we are a development stage company with no operations to date, we would likely have to pay additional costs in order to obtain such debt financing. If the Company cannot raise additional proceeds through a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, stockholders would lose all of their investment.

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Upon selling the minimum offering amount of Shares, the Company plans to pursue its investment strategy. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective will be adversely affected and the Company may not be able to execute on its business plan. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into Shares of the Company, your investment will be diluted as a result of such issuance.

Plan of Operations

Upon achieving the minimum offering, we intend to execute on our proposed business plan of acquiring premium branded select service hotels throughout the United States.  See “Description of Business.”  The number of Properties that we will be able to acquire will depend on how quickly we are able to raise funds through this offering and the availability of debt financing.  We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Phoenix American Entities

General

The officers and the key real estate professionals of our Manager, who perform services for us also perform such services for our Manager, are also officers, directors, managers, and/or key professionals of our sponsor and other Phoenix American entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Manager may organize other real estate programs and acquire for their own account real estate investments that may be suitable for us.

Allocation of Property Opportunities

We rely on our Manager’s executive officers and key real estate professionals to identify suitable investments. Other Phoenix American entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to establish and sponsor additional offerings, and to continue to offer investment opportunities primarily through the Phoenix American platform, including offerings that will acquire or invest in commercial real estate investment. Our Manager has previously organized, as of the date of this Offering Circular, the following similar program:

•	American Hospitality Properties Fund I, LLC, which was formed to acquire limited service hotels;

•	American Hospitality Properties Fund III, LLC, which was formed to acquire limited service hotels;

•	Aspect-Phoenix Investment Platform A, LLC, which was formed to acquire a specific portfolio of limited service hotels.

•	Aspect-Phoenix Investment Platform B, LLC, which was formed to acquire a specific portfolio of limited service hotels.

•	Aspect-Phoenix Investment Platform C, LLC, which was formed to acquire a specific portfolio of limited service hotels.

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These additional programs have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Investment Committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that the Investment Committee determines to be relevant. The factors that the members of the Investment Committee could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	our investment objectives and criteria and those of the other Phoenix American programs entities;

•	our cash requirements of our sponsor and those of the other Phoenix American program entities;

•	the effect of the investment on the diversification of the other Phoenix American entities’ portfolio by type of investment, and risk of investment;

•	the policy of our sponsor or the other Phoenix American entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our sponsor or the other Phoenix American entities;

•	the size of the investment; and

•	the amount of funds available to our sponsor or the Phoenix American entities.

If, given all factors considered, a property is equally appropriate for more than one Phoenix American entity, the determining factor will be decided by which entity has had investable funds available for the longest period of time.

If a subsequent event or development causes any investment, in the opinion of the Investment Committee, to be more appropriate for another Phoenix American entity, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the Phoenix American programs, no Phoenix American program, including the Company, will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any Phoenix American program investment opportunity;

•	doing business with any potential or actual lender, purchaser, seller or competitor of any Phoenix American program;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual lenders, purchasers, seller or customers of any Phoenix American program;

•	making operational and financial decisions that could be considered to be detrimental to another Phoenix American program.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Phoenix American program more than another Phoenix American program or limit or impair the ability of any Phoenix American program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Phoenix American program that such arrangements or agreements include or not include another Phoenix American program, as the case may be. Any of these decisions may benefit one Phoenix American program more than another Phoenix American program.

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Allocation of Our Affiliates’ Time

We rely on our Manager’s key real estate professionals, including Mr. Nelson, for the day-to-day operation of our business. Mr. Nelson, in his capacity as the Chief Executive Officer of our Manager, also, provider services to other Phoenix American programs. As a result of his interests in other Phoenix American programs, his obligations to other stockholders and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Nelson will face conflicts of interest in allocating his time among us and other Phoenix American programs and other business activities in which he is involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Phoenix American programs for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and the key real estate professionals. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in the management agreement involving our Manager and its affiliates;

•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, origination fees, asset management fees and other fees;

•	acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to list our Shares on a stock exchange or other trading market;

•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor;

•	whether and when we seek to sell the company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and the key real estate professionals performing services on our behalf also perform such services to the following entities:

•	Phoenix American Hospitality, LLC, our Manager;

•	PAH Management, LLC, our Operator; and

•	other Phoenix American entities (see “— Allocation of Property Opportunities” above).

As a result, they owe duties to each of these entities and their equity holders. These duties may from time to time conflict with the duties that they owe to us.

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Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our charter and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Management — Limitations on Director and Officer Liability and Indemnification.”

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Representative

If our Manager or its affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Independent Representative will review and approve such transactions. Principal transactions are defined as transactions between our Manager or its affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in the management agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, its officers or any of its affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

•	sell or lease any investments to our Manager, its officers or any of their affiliates; and

•	acquire or lease any investments from our Manager, its officers or any of its affiliates.

We may, however, purchase an investment from another Phoenix American entity in the event that such entities initially acquire an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. We will not purchase investments from another Phoenix American entity in these circumstances without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to other Phoenix American entity.

These conflicts of interest policies may be amended at any time in the sole discretion of our board of directors.

Other Management Agreement Provisions Relating to Conflicts of Interest

The management agreement contains many other restrictions relating to conflicts of interest including the following:

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Term of our Manager. The management agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our board of directors may remove our Manager at any time with 30 days’ prior written notice for “cause.” Unsatisfactory financial performance does not constitute “cause” under the management agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of our Manager.”

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our Shares, certain provisions of Delaware law and certain provisions of our charter are summaries and are qualified by reference to Delaware law and our charter, a copy of which is filed as an exhibit to the offering statement of which this Offering Circular is a part. See “Additional Information.”

We were formed as a corporation under the laws of the State of Delaware. The rights of our stockholders are governed by Delaware law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Delaware General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are incorporated by reference as exhibits to the offering statement of which this Offering Circular is a part. You can obtain copies of our charter and bylaws and every other exhibit to our offering statement. Please see “Where You Can Find More Information” below.

As of the date this Offering Circular is qualified, we will have the authority to issue 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this Offering Circular, we had no preferred stock issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders. See “Principal Stockholders” for disclosure of the number and percentage of our outstanding Shares owned by our officers and directors.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

Common Stock

Upon issuance for full payment in accordance with the terms of this offering, all Shares issued in this offering will be fully paid and non-assessable. Holders of our Shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue.

Subject to the limitations described in our charter, our board of directors, without any action by our stockholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

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Distribution Policy

The Company intends make regular monthly cash distributions to holders of our Shares at any annual dividend rate of 7% of initial Transaction Price per Share of $10.00.  We intend to maintain this distribution rate for the foreseeable future unless our results of operations or other factors differ materially from our initial assumptions; however, this could require us to borrow funds or use the net proceeds of this offering to make distributions.  We believe that our cash from operations will be sufficient to maintain this distribution rate, but we cannot assure you that our estimate will prove to be accurate and actual distributions may, therefore, be significantly different from the initial distribution rate.

Distributions will be allocated as follows:

(i)	Distributions will be allocated 100% to all holders of Shares until such holders have received, as a collective group, (a) aggregate distributions sufficient to provide them a return of their Gross Investment Amount, plus (b) an 8% per year cumulative, non-compounded return on such Gross Investment Amount.
(ii)	Thereafter, distributions will be payable 80% to our stockholders and 20% to our Manager, until such time as our stockholders have received a 12% per year cumulative, non-compounded return on such Gross Investment Amount.
(iii)	Thereafter, distributions will be payable 60% of our stockholders and 40% to our Manager.

Preferred Stock

Upon the affirmative vote of a majority of our directors, our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval. Further, our charter authorizes our board of directors to classify or reclassify any of our unissued preferred stock and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stocks, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of shares of common stock. However, the voting rights per share of preferred stock of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding share of common stock. If we ever create and issue preferred stock with a distribution preference over our shares of common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the shares of common stock. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without stockholder approval.

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The Trustee

We will not issue certificates for our Shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix American Financial Services (the “Trustee”) will act as our registrar and as the transfer agent for our Shares. A transfer of your Shares can be effected simply by mailing to the Transfer Agent a transfer and assignment form, which we will provide to you upon written request. The Transfer Agent is not an affiliate of the Company or our Manager.

Meetings and Special Voting Requirements

Each Share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders, including the election of directors; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer and chairman of the board or upon the written request of stockholders entitled to cast not less than 10% of all of the votes entitled to be cast on such matter at such meeting. The presence of stockholders, either in person or by proxy, entitled to cast at least 50% of all the votes entitled to be cast at a meeting constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Effect of Certain Provisions of our Charter and Bylaws and the Delaware Anti-Takeover Statute

Certain provisions of Delaware law, our charter and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

No cumulative voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws prohibit cumulative voting in the election of directors.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Calling of special meetings of stockholders and action by written consent

Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by our board of directors, chairman of the board of directors or chief executive officer or upon the written request of stockholders owning at least 33½% of the outstanding common stock. Stockholder owning less than such required amount may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our charter documents provide that any action required or permitted to be taken by the stockholders of the company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by the stockholders.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

Amendment of charter and bylaws

The amendment of certain provisions (including the above provisions) of our certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	At or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if no Court of Chancery located within the State of Delaware has jurisdiction, the Federal District Court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers, or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or bylaws or (iv) any action asserting a claim against us or any director, officer or other employee that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. Any person or entity purchasing or otherwise acquiring shares of our capital stock will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Limitations of Liability and Indemnification

See "Management — Limitations on Director and Officer Liability and Indemnification.”

Transfer Agent and Registrar

Upon the completion of this offering, the transfer agent and registrar for our common stock will be Phoenix American Financial Services, Inc., which is not an affiliate of either our Manager or the Company. The transfer agent and registrar's address is 2401 Kerner Boulevard, San Rafael, CA 94901.

Redemption Upon Death or Disability

In the event of death or disability of a stockholder, Shares may be presented to us for repurchase (the “Share Repurchase”). All or a portion (consisting of at least 25%), of the Shares beneficially held by a stockholder may be submitted to us for repurchase at any time in accordance with the procedures outlined below. At that time, the Company may, subject to the conditions and limitations described below, repurchase the Shares presented for cash to the extent that we have sufficient funds available. Neither, our Manager nor its affiliates will receive any fees from us to complete any transactions under the Share Repurchase.

The repurchase amount for the Shares will be the amount that was paid for the Shares subject to the Share Repurchase. We may also choose to amend, suspend or terminate the Share Repurchase upon 30 days’ notice at any time.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder first acquired the Shares subject to the Share Repurchase, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

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Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the Share Repurchase unless otherwise permitted by us. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits; (2) a Social Security Administration Notice of Award, (3) a U.S. Office of Personnel Management determination of disability, (4) a Veteran’s Benefits Administration record of disability-related discharge or (5) such other documentation issued by the applicable governmental agency that we deem acceptable demonstrating an award of the disability benefits.

The following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

During any calendar year, we will not repurchase more than 5% of the weighted average number of Shares outstanding during the prior calendar year. Repurchase requests will be reviewed based on the order they are received. The cash available for the Share Repurchase will be limited to the available cash flows from operations or proceeds from sale of assets.

INVESTMENT BY QUALIFIED PLANS AND IRAS

In General

In considering an investment in the Company of the assets of an employee benefit plan (as defined in Section 3(3) of ERISA”) or an individual retirement account (“IRA”), a fiduciary or any other person responsible for investment of the plan or IRA investments, taking into account the facts and circumstances of such plan or IRA, should consider, among other things: (i) whether the investment is in accordance with the documents and instruments governing such plan or IRA, (ii) the definition of plan assets under ERISA, (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA (or other applicable law), (iv) whether, under Section 404(a)(1)(B) of ERISA (or other applicable law), the investment is prudent, considering the nature of an investment in and the compensation structure of the Company and the fact that there is not expected to be a market created in which the Shares can be sold or otherwise disposed of, (v) that the Company has had no history of operations, (vi) whether the Company or any affiliate is a fiduciary or a party in interest to the plan or IRA, (vii) the need to annually value the Shares, and (viii) whether an investment in the Company will cause the plan or IRA to recognize UBTI. The prudence of a particular investment must be determined by the responsible fiduciary or other person (usually the trustee, plan administrator, or investment manager) with respect to each employee benefit plan or IRA, taking into account all of the facts and circumstances of the investment.

Potential employee benefit plan and IRA stockholders should also take into consideration the limited liquidity of an investment in the Company as it relates to applicable minimum distribution requirements of the Code. If the Shares are held in the IRA or employee benefit plan at the time mandatory distributions are required to commence to the IRA beneficiary or plan participant, applicable law may require the in kind distribution of Shares. Such distribution must be included in the participant’s or beneficiary’s taxable income for the year of receipt of the Shares (at then current fair market value) without any cash distributions with which to pay the tax liability.

ERISA provides that Shares may not be purchased by an employee benefit plan if the Company or an affiliate of the Company is a fiduciary or party in interest (as defined in Sections 3(21) and 3(14) of ERISA) to the plan unless such purchase is exempt from the prohibited transaction provisions of Section 406 of ERISA. Under ERISA, it is the duty of the fiduciary responsible for purchasing the Shares not to engage in such transactions.

Code Section 4975 has similar restrictions applicable to transactions between disqualified persons and an employee benefit plan or IRA, which could result in the imposition of excise taxes on the Company or loss of tax-exempt status of the IRA.

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Plan Asset Regulations

An investment in the Company by an employee benefit plan or IRA could also violate ERISA or the Code if, under applicable Department of Labor (“DOL”) regulations, the Company assets are considered to be assets of the plan or IRA. The DOL has promulgated final regulations (“DOL Regulations”), 29 C.F.R. Section 2510.3-101, that define what constitutes “Plan Assets” in a situation in which an employee benefit plan or IRA invests in a partnership, or other similar entity. If assets of the Company are classified as Plan Assets, the significant penalties discussed below could be imposed under certain circumstances.

Under the DOL Regulations, if an employee benefit plan or IRA invests in an equity interest of an entity that is neither a publicly offered security nor a security issued by an investment company registered under the Investment Company Act, its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that the entity is an “operating company,” or equity participation in the entity by benefit plan stockholders is not “significant.”

The Shares may not qualify as publicly offered securities nor will they be issued by an investment company registered under the Investment Company Act.

Nonetheless, if one of the exceptions described below is satisfied, Company assets may avoid being classified as Plan Assets. Company assets may be excluded from Plan Assets under the DOL Regulations if the Company is an “operating company.” The term “operating company” includes an entity that is a “real estate operating company,” as defined in the DOL Regulations. Under the DOL Regulations, an entity is a “real estate operating company” if:

(i)       for any day during a 90-day annual valuation period at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to stockholders), are invested in real estate that is managed or developed by such entity and with respect to which such entity has the right to substantially participate directly in the management or development activities; and

(ii)       the entity, in the ordinary course of its business, is engaged directly in real estate management or development activities. Example (8) in the DOL Regulations indicates that an entity may still qualify as a “real estate operating company” when management of the entity’s real estate may be performed by independent contractors if the entity retains certain control over the independent contractor and frequently consults with and advises the independent contractor.

If the Company is classified as a “real estate operating company,” an investment by an employee benefit plan or IRA in the Company should be treated only as an investment in an equity interest in the Company and not as an investment in an undivided interest in each of the Company’s assets. There is no authority regarding whether the ownership and operation of a hotel will qualify the Company as a “real estate operating company.” As a result, qualified plan and IRA stockholders should not rely on the Company being deemed an “operating company” for purposes of the DOL Regulations. However, the qualified plan or IRA may qualify for the exemption for “significant” participation exemption described below.

If the Company does not qualify as an “operating company” under DOL Regulations, an employee benefit plan or IRA investment in the Company will be treated as an investment in an equity interest in the Company, and not as an investment in an undivided interest in each of the underlying assets, only if equity participation in the Company by benefit plan stockholders (i.e., employee benefit plans and IRAs) is not “significant.” Under the DOL Regulations, equity participation in the Company by benefit plan stockholders would be “significant” on any date if, immediately after the most recent acquisition of any equity interest in the Company, 25% or more of the total value of the Shares is held by benefit plan stockholders. In determining whether the 25% benefit plan stockholders’ ownership is met, the ownership of any person with discretionary authority with respect to Company assets is disregarded. If the Company complies with this limitation, the Company should qualify for the exemption from the DOL Regulations offered to entities in which benefit plan participation is not “significant.” However, if, for any reason, the 25% limitation is not met, then the issues described below will arise (unless the Company is an operating company).

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Impact of Company’s Holding Plan Assets

If the Company is deemed to hold Plan Assets, additional issues relating to the Plan Assets and “prohibited transaction” concepts of ERISA and the Code arise. Anyone with discretionary authority with respect to Company assets could become a “fiduciary” of the employee benefit plans or IRAs within the meaning of ERISA. As a fiduciary, such person would be required to meet the terms of the employee benefit plan or IRA regarding asset investment and would be subject to prudent investment and diversification standards. Any such fiduciary could be a defendant in an ERISA lawsuit brought by the DOL, an employee benefit plan participant or another fiduciary to require that Company assets and the investment and stewardship thereof meet these and other ERISA standards.

In addition, if the Company is deemed to hold Plan Assets, investment in the Company might constitute an improper delegation of fiduciary responsibility to the Manager and expose the fiduciary of an employee benefit plan stockholder to co-fiduciary liability under ERISA for any breach by the Manager of its ERISA fiduciary duties.

Section 406 of ERISA and Code Section 4975(c) also prohibit employee benefit plans from engaging in certain transactions with specified parties involving Plan Assets. Code Section 4975(c) also prevents IRAs from engaging in such transactions.

One of the transactions prohibited is the furnishing of services between a plan and a “party in interest” or a “disqualified person.” Included in the definition of “party in interest” under Section 3(14) of ERISA and the definition of “disqualified person” in Code Section 4975(e)(2) are “persons providing services to the plan.” If the Manager or certain entities and individuals related to the Manager has previously provided services to an employee benefit plan or IRA stockholder, then the Manager could be characterized as a “party in interest” under ERISA and/or a “disqualified person” under the Code with respect to such benefit plan stockholder.

If such a relationship exists, it could be argued that, because the Manager Shares in certain Company distributions and tax allocations in a manner disproportionate to its Capital Contributions to the Company, the Manager is being compensated directly out of Plan Assets rather than Company assets for the provision of services, i.e., establishment of the Company and making it available as an investment to the employee benefit plan or IRA. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be determined to have occurred between the employee benefit plan or IRA and the Manager.

If the Company’s assets are treated as Plan Assets, a prohibited transaction would also occur if a party with whom the Company enters into a transaction is a “party in interest” or “disqualified person” with respect to an employee benefit plan or IRA.

Another type of transaction prohibited by ERISA and the Code is one in which fiduciaries of an employee benefit plan or the person who establishes an IRA engage in self-dealing. Accordingly, affiliates of the Manager are not permitted to purchase Shares with assets of any benefit plan stockholder if they (i) have investment discretion with respect to such assets or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.

If the Company’s assets are treated as Plan Assets and if it is determined that the acquisition of a Share by an employee benefit plan (or another transaction of the Company) constitutes a prohibited transaction, then any party in interest, which may include a fiduciary or sponsor of an employee benefit plan, that has engaged in any such prohibited transaction could be required to: (i) restore to the employee benefit plan any profit realized on the transaction; (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of such investment; (iii) pay an excise tax equal to 15% of the amount involved (i.e., the amount invested in the Company) for each year during which the investment is in place; and (iv) eliminate the prohibited transaction by reversing the transaction and making good to the Company any losses resulting from the prohibited transaction. Moreover, if any fiduciary or party in interest is ordered to correct the transaction by either the IRS or the DOL and such transaction is not corrected within a 90-day period, the party in interest involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved (i.e., the amount invested in the Company), for each taxable year commencing with the year in which the 90-day period expires and ending with the year in which the prohibited transaction is corrected. Also, the DOL could assert additional civil penalties against a fiduciary or any other person who knowingly participates in any such breach.

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With respect to investing IRAs, the tax-exempt status of the IRA could be lost if the investment (or another transaction of the Company) constitutes a prohibited transaction under Code Section 408(e)(2). If the IRA were to lose its tax-exempt status, the entire value of the IRA would be considered to be distributed and taxable to the IRA sponsor.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

To assist fiduciaries (and IRA trustees and custodians) in fulfilling their valuation and annual reporting responsibilities, the Company will provide reports of the Company’s annual determination of the current value of Shares to those fiduciaries (including IRA trustees and custodians) who identify themselves to the Company as such and request the reports. The Company valuation may be, but is not required to be, performed by independent appraisers.

There can be no assurance (i) that the value established by the Company could or will actually be realized by the Company or an stockholder upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any assets of the Company), (ii) that stockholders could realize such value if they were to try to sell their Shares, or (iii) that such valuation complies with the requirements of ERISA or the Code..

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our Shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•	Electronically complete and execute a copy of the subscription agreement and submit the subscription agreement to the Transfer Agent. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix A.

•	Electronically provide ACH instructions to us for the full purchase price of our Shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our Shares subscribed for, each stockholder agrees to accept the terms of the subscription agreement and attests that the stockholder meets the minimum standards of a “qualified purchaser”, and that such subscription for Shares does not exceed 10% of the greater of such stockholder’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon stockholders but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $1,000,000 (not including the $250,000 received or to be received in the private placements to our sponsor) and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the Transfer Agent at the following address:

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Phoenix American Financial Services

2401 Kerner Boulevard

San Rafael, California 94901

Following the date on which the minimum offering amount has been achieved, subscriptions will be binding upon stockholders and will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

You must initially purchase at least 500 Shares in this offering, or $5,000 based on the $10.00 initial Transaction Price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our Shares). However, the Manager may revise the minimum purchase requirements in the future.

LEGAL MATTERS

Certain legal matters, including the validity of Shares offered hereby, have been passed upon for us by Winston & Strawn LLP.

EXPERTS

The financial statements of American Hospitality Properties Fund IV, Inc. as of and for November 8, 2018 (date of inception), included in this preliminary offering circular have been audited by Moss Adams LLP, independent auditors, as stated in there report appearing herein. Such financial statements have been so included in reliance upon for report of such firm given upon there authority as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

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You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

American Hospitality Properties Fund IV, Inc.

c/o Phoenix American Hospitality, LLC

5950 Berkshire Lane, Suite 850

Dallas, Texas 75225

www.phoenixamericanhospitality.com

(214) 750-2968

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to our stockholders.

We also maintain a website at www.phoenixamericanhospitality.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

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Part F/S

FINANCIAL STATEMENTS

F-1

Report of Independent Auditors

To the Board of Directors and Shareholder of

American Hospitality Properties Fund IV, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of American Hospitality Properties Fund IV, Inc., which comprise the statement of net assets as of November 8, 2018 (Inception), and the related statements of operations, changes in net assets, and cash flows for the Inception day then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Hospitality Properties Fund IV, Inc. as of November 8, 2018, and the results of its operations, changes in net assets and its cash flows for the Inception day then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Dallas, Texas

December 19, 2018

F-2

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Statement of Net Assets

November 8, 2018

ASSETS
Cash	$25,000
Deferred offering costs	100,000
TOTAL ASSETS	125,000

LIABILITIES
Accrued organization expenses	5,000
Accrued offering costs	100,000
TOTAL LIABILITIES	105,000
0
NET ASSETS	$20,000

Net asset value per share	$8.00

See accompanying notes to financial statements.

F-3

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Statement of Operations

For the Period from Inception to the End of the Day November 8, 2018

Investment income	$-

Expenses
Organization costs	5,000
Total expenses	5,000

Net investment income (loss)	(5,000)

Net realized and unrealized gain (loss)	-

Net increase (decrease) in net assets resulting from operations	$(5,000)

See accompanying notes to financial statements.

F-4

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Statement of Changes in Net Assets

For the Period from Inception to the End of the Day November 8, 2018

Net assets at inception, November 8, 2018 (beginning of day)	$-

Contributions	25,000
Distributions	-
Net investment income (loss)	(5,000)
Net realized/unrealized gain (loss)	-

Net assets at end of day, November 8, 2018	$20,000

See accompanying notes to financial statements.

F-5

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Statement of Cash Flows

For the Period from Inception to the End of the Day November 8, 2018

Cash flows from operating activities:

Net increase (decrease) in net assets resulting from operations	$(5,000)

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used for) operating activities:
Change in other operating assets and liabilities:
Deferred offering costs	(100,000)
Accrued organization expenses	5,000
Accrued offering costs	100,000
Net cash provided by (used for) operating activities	-

Cash flows from financing activities:
Common stock sold (contributions)	25,000
Net cash provided by (used for) financing activities	25,000
Net increase (decrease) in cash and cash equivalents	25,000
Cash at Inception, November 8, 2018 (beginning of day)	-

Cash at end of day, November 8, 2018	$25,000

See accompanying notes to financial statements.

F-6

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Notes to Financial Statements

As of November 8, 2018

1)	ORGANIZATION

American Hospitality Properties Fund IV, Inc, (the “Company”), a Delaware corporation, was formed for the sole purpose of investing in hotel properties (the “Properties” and each a “Property”), located in the United States, and to that end, hold, improve, mortgage, maintain, refinance, manage, lease and dispose of the Properties, acquire, own, manage and transfer the loans, and to that end hold, maintain, manage, dispose of and foreclose upon the property secured by the loans. The Company intends to purchase the Properties from unaffiliated sellers. The Company will own the Properties either directly or through special-purpose entities; however, the Company may purchase some of the Properties in connection with joint venture partners and may acquire long-term ground lease interests.

The Company was incorporated on August 13, 2018 and commenced operations on November 8, 2018 (“Inception”). As of November 8, 2018, the Company holds no investments in Properties.

The Company is currently wholly-owned and managed by Phoenix American Hospitality, LLC, (the “Manager”). The Manager expects to operate the Company for approximately five years, and no more than ten years. The Company in the process of offering up to 5,000,000 shares of stock for issuance at $10 per share in a Regulation A Offering Circular (the "Offering"), pending approval by the Securities and Exchange Commission. The Manager is entitled to be reimbursed for organization and offering expenses associated with the Offering, in an amount up to 2.5% of the gross offering proceeds from the Offering.

2)	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Presentation

The Manager has determined that the Company is an investment company in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Therefore, the financial statements have been prepared in conformity with GAAP and the accounting and reporting guidance for investment companies.

b)	Cash

Cash is currently maintained at a major financial institution in the United States. Deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, the Company regularly monitors the financial stability of the financial institutions and believes that the Company is not exposed to any significant credit risk.

c)	Organization Costs

Organization costs include costs to establish the Company and enable it legally to do business, including incorporation fees, legal services pertaining to the organization and incorporation of the business, drafting of bylaws, and audit fees related to the initial registration and seed capital audit. Organization costs are charged to expense as they are incurred.

F-7

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Notes to Financial Statements

As of November 8, 2018

d)	Offering Costs

Offering costs include the legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in the Offering, the reimbursement of bona fide due diligence expenses of broker dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker dealers), attendance and sponsorship fees payable to participating broker dealers hosting retail seminars, and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker dealers, legal fees of selling broker dealers, and promotional items. Offering costs will be accounted for as a deferred charge until the Company begins selling the respective shares from the Offering, after which the offering costs will be amortized to expense over the related offering period, up to a maximum of 12 months.

e)	Income Taxes

The Company is a corporation for income tax purpose. No amount related to uncertain tax positions was recorded for the inception day ended November 8, 2018.

The Company will file a U.S. tax return along with various other state and local filings when due for the first year of operations. In the normal course of business, the Company may be audited by any of these taxing authorities. As of November 8, 2018, the Company is not currently undergoing any tax examinations nor has the Company agreed to extend the statute of limitations beyond the prescribed expiration date. The Company remains subject to examination by U.S. federal, state, and local jurisdictions for tax years since inception in 2018 and upon completion of any examination, tax adjustments may be necessary.

f)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, and contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates used by the Company.

3)	Related Party Transaction

As indicated in Note 1, the operations of the Company are administered by the Manager. The following is a summary of fees that will be paid to the Manager, or an affiliate, pursuant to the Offering circular. In the cases of partial ownership through a joint venture entity, the percentage of such fees that will be attributable to the Company will be equal to the Company's percentage ownership interest in the joint venture entity associated with a specific Property. See the Offering circular for further details.

F-8

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Notes to Financial Statements

As of November 8, 2018

Acquisition Fees

The Manager or an affiliate will be entitled to receive an acquisition fee in an amount up to 3% of the gross purchase price of each Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition (the “Acquisition Fee”).

Asset Management Fees

The Manager shall be entitled to receive a quarterly asset management fee in an amount up to 1% of gross revenues from the Properties (the “Asset Management Fee”).

Construction Management Fees

The Manager or an affiliate shall be entitled to receive a construction management fee in an amount up to 4% of the value of any construction or repair project at the Property (the “Construction Management Fee”).

Financing Fee

The Manager or an affiliate will be entitled to receive a financing fee in an amount up to 1% of the amount of any financing or refinancing obtained by the Company, or an affiliate, with respect to the Property. In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however, that the sum of the financing fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained (the “Financing Fee”).

Disposition Fee

The Manager will be entitled to receive a disposition fee in an amount up to 1% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. Any broker fee in an amount up to 1% of the gross sales price of the Property due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its disposition fee (the “Disposition Fee”).

Hotel Management Fees

The daily hotel operations of the Properties will be managed by PAH Management, LLC, a Delaware entity (the “Hotel Manager”), a related party to the Manager. This entity consists of ownership that includes parties that own portions of Phoenix American Hospitality, LLC. The management will be defined by an individual management agreement between each Property and PAH Management, LLC. The Hotel Manager is entitled to receive 3% of the total hotel operation revenues, which are paid monthly in arears (the “Hotel Management Fees”).

4)	Financial Highlights

The Company's sole investor from inception through November 8, 2018 is the Manager. Financial highlights are required under GAAP for classes of ownership related to the nonmanaging investors. Accordingly, the Company has omitted the financial highlight disclosures.

F-9

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

Notes to Financial Statements

As of November 8, 2018

5)	Share Transactions

The Company’s net assets currently consist of one class of common stock. As of November 8, 2018, the Company has 1,000,000 shares authorized and 2,500 shares issued and outstanding, with a par value of $0.01 per share. These shares of common stock were sold to Phoenix American Hospitality, LLC on November 8, 2018. There were no other stock sales and no redemptions for the day ended November 8, 2018.

6)	Manager Commitment

The Manager has committed to purchase 25,000 Shares of stock at $10 per share (for net proceeds to the Company of $250,000) in the Offering, 2,500 of which were purchased on November 8 2018, 10,000 of which will be purchased when an additional $1,000,000 in stock purchases have been made under the Offering and the other 12,500 will be purchased on the date that the Offering has been terminated.

7)	Distributions of Cash Flow from Operations

Distributions will be allocated as follows:

i)	Distributions will be allocated 100% to all holders of shares until such holders have received, as a collective group, (a) aggregate distributions sufficient to provide them a return of their gross investment amount, plus (b) an 8% per year cumulative, non-compounded return on such gross investment amount.
ii)	Thereafter, distributions will be payable 80% to the stockholders and 20% to the Manager, until such time as the stockholders have received a 12% per year cumulative, non-compounded return on such gross investment amount.
iii)	Thereafter, distributions will be payable 60% of the stockholders and 40% to the Manager.

F-10

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November __, 2018.

AMERICAN HOSPITALITY PROPERTIES FUND IV, INC.

By:

Name:

Title:

This offering statement has been signed by the following person in the capacities and on the dates indicated.

(Signature)

(Title)	Chief Executive Officer (Principal Executive Officer)

(Date)

(Signature)

(Title)	Executive Vice President/Controller

(Principal Financial Officer and Principal Accounting Officer)

(Date)

PART III- EXHIBITS

Exhibit Number	Description
2.1*	Certificate of Incorporation
2.2*	Bylaws
4.1	Form of Subscription Documents (included in the Offering Circular as Appendix A and incorporated herein in reference)
6.1*	Management Agreement dated November __, 2018, by and between American Hospitality Properties Fund IV, Inc. and Phoenix American Hospitality, LLC
11.1*	Consent of Winston & Strawn LLP (included in Exhibit 12.1)
11.2*	Consent of Moss Adams
12.1*	Opinion of Winston & Strawn LLP as to the legality of the securities be qualified

_______________

*To be filed by amendment